UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
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NEWS CORPORATION (Name of Registrant as Specified In Its Charter)
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Notice of Annual Meeting of Stockholders
Date and Time
November 17, 2021, 3:00 p.m. (Eastern Standard Time)
Virtual Meeting Location
The 2021 Annual Meeting of News Corporation (the “Company”) will be held exclusively via live webcast at www.virtualshareholdermeeting.com/NWS2021.
Record Date
October 11, 2021
YOUR VOTE IS IMPORTANT
Even if you plan to participate in the Annual Meeting virtually, we encourage you to vote and submit your proxy in advance by:
visiting www.proxyvote.com (common stock) or www.investorvote.com.au (CDIs)
returning your signed proxy card or voting instruction form
calling 1-800-690-6903 toll-free from the United States, U.S. territories and Canada (common stock only)
Advance voting deadlines are noted on page 72 of the proxy statement
Items to be Voted
■	elect the nine Directors identified in the attached proxy statement to the Board of Directors (the “Board”) of the Company;
■	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022;
■	consider an advisory vote to approve executive compensation;
■	consider the stockholder proposal described in the attached proxy statement, if properly presented at the Annual Meeting; and
■	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
Eligibility to Vote
While all of the Company’s stockholders and all holders of CHESS Depositary Interests (“CDIs”) exchangeable for shares of the Company’s common stock are invited to attend and ask questions at the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock and holders of CDIs exchangeable for shares of the Company’s Class B Common Stock at the close of business on October 11, 2021, the Record Date, are entitled to notice of, and to vote on the matters to be presented at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock and holders of CDIs exchangeable for shares of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.
Participating in the Annual Meeting
All holders of the Company’s common stock or CDIs as of the Record Date are invited to virtually attend and ask questions at the Annual Meeting. To participate, you will need the unique control number that was included in your proxy materials, in the case of common stock holders. If your shares of common stock are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number. CDI holders should follow the instructions on page 74 of the proxy statement to obtain a control number. Class B Common Stock holders may also vote electronically during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting. There will be no physical location for the Annual Meeting this year, and you will not be able to attend the Annual Meeting in person. For more information, please see pages 74-75 of the proxy statement.
By Order of the Board of Directors,

Michael L. Bunder
Corporate Secretary
October 25, 2021
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 17, 2021
The proxy statement and annual report for the fiscal year ended June 30, 2021 are available at www.proxyvote.com.
We are making the Notice of Internet Availability, proxy statement and the form of proxy first available on or about
October 25, 2021.

The Company maintains a 52-53 week fiscal year ending on the Sunday nearest to June 30 in each year. Fiscal 2022 will include 53 weeks and fiscal 2021, fiscal 2020 and fiscal 2019 each included 52 weeks. Unless otherwise noted, all references to the fiscal years ending June 30, 2022 and the fiscal years ended June 30, 2021, June 30, 2020 and June 30, 2019 relate to the fiscal years ending July 3, 2022 and the fiscal years ended June 27, 2021, June 28, 2020 and June 30, 2019, respectively. For convenience, the Company continues to date its financial statements as of June 30.
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement.

PROXY SUMMARY
We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.
2021 Annual Meeting of Stockholders
Date and Time:	November 17, 2021 at 3:00 p.m. (Eastern Standard Time)
Virtual Meeting Location:
The Annual Meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/NWS2021. For further information about participating in the Annual Meeting, please see “Information About the Annual Meeting—Participating in the Annual Meeting,” beginning on page 74.

Record Date:	October 11, 2021
Voting:	■
Holders of Class B Common Stock are entitled to vote on the Internet at www.proxyvote.com, by telephone at 1-800-690-6903 or by completing and returning their proxy card or voting instruction form by 11:59 p.m. (Eastern Standard Time) on November 16, 2021; or by participating in the Annual Meeting at www.virtualshareholdermeeting.com/NWS2021.

■
Holders of Class B CDIs are entitled to vote on the Internet at www.investorvote.com.au or by completing and returning their voting instruction form by 5:00 p.m. (Australian Eastern Daylight Time) on November 12, 2021.

Voting Matters
	Page	Voting Standard	Board Vote Recommendation
Proposal No. 1: Election of 9 Directors	5	Majority of votes cast	FOR each Director nominee
Proposal No. 2: Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal 2022	25	Majority of votes cast	FOR
Proposal No. 3: Advisory Vote to Approve Executive Compensation	29	Majority of votes cast	FOR
Proposal No. 4: Stockholder Proposal	68	Majority of votes cast	AGAINST
Recent Corporate Governance Highlights
Taking into account feedback from stockholders, the Board took the following actions over the past year:
■
Initiated share repurchases. In September 2021, following our most profitable year since the launch of the new News Corp in 2013, the Company announced the authorization of a $1 billion repurchase program that includes both classes of common stock.

■
Terminated stockholder rights plan. In September 2021, the Company’s stockholder rights plan, which had been in place since the Company’s inception in 2013, was terminated following the successful execution of a stockholders agreement between the Company and the Murdoch Family Trust (the “Trust”) that limits the potential accretion of voting power by the Trust and Murdoch family members through market purchases or as an indirect result of repurchases by the Company of shares of Class B Common Stock (the “Stockholders Agreement”), pursuant to the determination of a special committee comprising all of the Board’s independent Directors (the “Special Committee”), with the assistance of independent legal and financial advisors.

■
Formalized Board oversight of environmental, social and governance (“ESG”) matters. The Nominating and Corporate Governance Committee charter was amended to formalize that Committee’s responsibility to review ESG matters relevant to the Company’s business, including diversity, equity and inclusion.

  2021 Proxy Statement | 1

PROXY SUMMARY
■
Published inaugural ESG report. In October 2021, the Company increased transparency of our ESG mission, goals and progress through our inaugural ESG report, which aligns to the Sustainability Accounting Standards Board (“SASB”), Global Reporting Initiative (“GRI”) and Task Force on Climate-related Financial Disclosures (“TCFD”) reporting frameworks.

Corporate Governance Practices
■	Annual Election of All Directors	■	All Audit Committee Members are “Audit Committee Financial Experts”
■	Majority Vote Standard and Director Resignation Policy in Uncontested Director Elections	■	Compensation Committee Oversees Chief Executive Officer (“CEO”) Succession Planning Process
■	Independent Lead Director with Robust Responsibilities	■	Robust Global Compliance Program including Compliance Steering Committee overseen by the Audit Committee
■	Key Standing Board Committees Comprised Solely of Independent Directors	■	Active Stockholder Engagement Program with Unaffiliated Class A and Class B Stockholders
■	Executive Sessions of Independent Directors Held at Every Regular Board Meeting	■	Comprehensive Standards of Business Conduct and Statement of Corporate Governance
■	Annual Board and Committee Self-Evaluations	■	Board and Committee Oversight of and Commitment to ESG Matters, including Climate Change and Diversity, Equity and Inclusion
■	Risk Oversight by the Board and Committees
Board Nominees

(a)
For more details on the Board’s leadership structure, including the role and responsibilities of the independent Lead Director, see “Corporate Governance Matters—Board Leadership Structure” beginning on page 12.

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PROXY SUMMARY
Board Nominee Diversity

Fiscal 2021 Business Highlights
■	The Company reported revenues of $9.36 billion, a 4% increase compared to $9.01 billion in the prior year.
■	Net income was $389 million compared to a net loss of $(1.55) billion in the prior year.
■	The Company reported Total Segment EBITDA* of $1.27 billion, as compared to $1.01 billion in the prior year.
■	Net cash provided by operating activities increased $457 million to $1.24 billion and free cash flow available to News Corp* increased $551 million to $731 million.
■
In the fourth quarter of fiscal 2021, the Company acquired Mortgage Choice Limited, the Books & Media segment of Houghton Mifflin Harcourt and Investor’s Business Daily to bolster its key growth pillars.

■	In April 2021, the Company issued $1 billion of senior notes due 2029 to be used for general corporate purposes, which may include acquisitions and working capital.
■	The Company entered into landmark multi-year news payment agreements with the major technology platforms to provide content from its news sites around the world.
■	The Company held a Dow Jones Investor Day, highlighting key growth drivers at the segment.
*
Total Segment EBITDA and free cash flow available to News Corp are non-GAAP financial measures. For information on these metrics, as defined by the Company, including reconciliations to the most comparable GAAP measures, please see pages 42 and 50, respectively, of the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2021.

  2021 Proxy Statement | 3

PROXY SUMMARY
Executive Compensation Highlights
We Pay for Performance		We Seek to Mitigate Compensation-Related Risk
■
Majority of our named executive officers’ (“NEOs”’) fiscal 2021 target compensation was “at risk,” variable and performance-based:
➤ 80% for the Executive Chairman
➤ 80% for the CEO
➤ 75% for the Chief Financial Officer (“CFO”)
➤ 69% for the General Counsel
		■	Annual compensation risk assessment
		■	Clawback policy for NEOs covering both cash and equity incentive compensation
		■	Anti-hedging and anti-pledging policy applicable to all Directors and employees, including the NEOs
■	70% of equity compensation and two-thirds of annual cash incentive compensation is tied to performance against pre-established, specific, measurable financial performance targets	■	Rigorous stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors (as defined herein)
■	Balanced mix of diversified long- and short-term performance metrics to incentivize and reward the achievement of multi-dimensional aspects of our operational and long-term business strategy	■	No guaranteed bonuses
■	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company	■	Performance on ethics and compliance objectives impacts payout of individual qualitative portion of annual cash incentive awards
For additional information on our executive compensation, see the “Compensation Discussion and Analysis,” which begins on page 31, and the “Summary Compensation Table” and other related tables and disclosure in “Executive Compensation,” which begin on page 49.
4 |   2021 Proxy Statement

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our Board has nominated nine Directors for election at this Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the Directors may reduce the size of the Board or the proxy holders (as defined herein), to the extent permitted under SEC rules, will exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominees. The ages shown are as of October 25, 2021. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.
K. Rupert Murdoch AC, age 90 Executive Chairman Director since: June 2013 Other Current Reporting Company Directorships: Fox Corporation (2019-present)
K. Rupert Murdoch has served as the Company’s Executive Chairman since 2012. Since January 2019, he has served as Chairman of Fox Corporation, a news, sports and entertainment company. He also serves as Executive Chairman of Fox News Network, LLC, a subsidiary of Fox Corporation that operates FOX News Media, including FOX News and FOX Business. Mr. K.R. Murdoch was Executive Chairman of the Company and Fox Corporation’s former parent, Twenty-First Century Fox, Inc. (“21st Century Fox”), a diversified global media and entertainment company, from 2015 to March 2019, its Chief Executive Officer from 1979 to 2015 and its Chairman from 1991 to 2015, and served on the Board of Directors of 21st Century Fox from 1979 until March 2019. Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch.

Mr. K.R. Murdoch has been the driving force behind the evolution of the Company, Fox Corporation and, previously, 21st Century Fox from the single, family-owned Australian newspaper he took over in 1953 into among the most recognized and influential media companies in in the world. Mr. K.R. Murdoch brings to the Board invaluable knowledge and expertise regarding the Company’s businesses and provides strong operational leadership and broad strategic vision for the Company’s future.

  2021 Proxy Statement | 5

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Lachlan K. Murdoch, age 50 Co-Chairman Director since: June 2013 Other Current Reporting Company Directorships: Fox Corporation (2019-present)
Lachlan K. Murdoch has served as Co-Chairman of the Company since 2014. He has been Executive Chairman of Fox Corporation since January 2019 and Chief Executive Officer since October 2018. Mr. L.K. Murdoch served as Executive Chairman of 21st Century Fox from 2015 to March 2019, its Co-Chairman from 2014 to 2015 and a Director from 1996 to 2019. He has served as Executive Chairman of NOVA Entertainment, an Australian media company, since 2009 and as the Executive Chairman of Illyria Pty Ltd, a private company, since 2005. Mr. L.K. Murdoch was a Director of Ten Network Holdings Limited, an Australian media company, from 2010 to 2014 and Non-Executive Chairman from 2012 to 2014, after serving as its Acting Chief Executive Officer from 2011 to 2012. Mr. L.K. Murdoch held a variety of roles at 21st Century Fox following joining in 1994, including serving as Deputy Chief Operating Officer from 2000 to 2005. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch.

Mr. L.K. Murdoch brings to the Board a wealth of knowledge regarding the Company’s operations and the media industry, as well as management and strategic skills. With his extensive experience serving in several senior leadership positions within Fox Corporation and 21st Century Fox, and at various operating units within the Company, in particular as head of News Limited (now known as News Corp Australia) and the New York Post, Mr. L.K. Murdoch offers the Board strong leadership in developing global strategies and guiding the overall corporate agenda.

Robert J. Thomson, age 60 Chief Executive Director since: June 2013
Robert J. Thomson has served as the Company’s Chief Executive since January 2013. He served as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal from 2008 to 2012. Mr. Thomson previously served as Publisher of Dow Jones from 2007 to 2008, after serving as Editor of The Times of London from 2002 to 2007. Prior to that role, he was Managing Editor of the U.S. edition of the Financial Times.

Through his position as the Company’s Chief Executive, Mr. Thomson has an intimate knowledge of the Company’s operations. Mr. Thomson has extensive business, operational and international experience in the publishing industry through his career as a financial journalist, foreign correspondent and editor. Under his management and leadership, The Wall Street Journal was consistently one of the most innovative and successful newspapers in the U.S. and also greatly expanded its global reach through the digital initiatives of WSJ.com. As Managing Editor of the U.S. edition of the Financial Times, Mr. Thomson led its drive into the U.S. market, where sales trebled during his tenure. His keen understanding of the evolving U.S. and international markets in which the Company operates and his commitment to generating high quality content make him a valuable resource for the Board.

6 |   2021 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Kelly Ayotte, age 53
Director since: April 2017

Committees: Nominating and Corporate Governance

Other Current Reporting Company Directorships: The Blackstone Group Inc. (2019-present); Boston Properties, Inc. (2018-present); Caterpillar Inc. (2017-present)

Kelly Ayotte served as a United States Senator for the State of New Hampshire from 2011 to 2017. While in the Senate, she served on the Armed Services, Budget, Commerce, Homeland Security and Governmental Affairs, and Small Business and Entrepreneurship Committees. Prior to her election to the Senate, Ms. Ayotte served as Chief of the Homicide Prosecution Unit and Deputy Attorney General of New Hampshire before being named New Hampshire’s first female Attorney General, in which role she served from 2004 until 2009. Ms. Ayotte serves on the Boards of Directors of The Blackstone Group Inc., Boston Properties, Inc., Caterpillar Inc., BAE Systems, Inc., a defense contractor, and Blink Health LLC, a technology platform for prescription drugs, and was a Director of Bloom Energy Corporation from 2017 to 2019. She also serves on several advisory boards, including for Microsoft Corporation and Chubb Insurance.

Ms. Ayotte brings to the Board strong leadership and strategic planning skills as well as in-depth knowledge in the areas of public policy, government and law. She offers valuable insights on private sector innovation from her service on the Senate Commerce Committee, including on its Subcommittee on Communications, Technology, Innovation and the Internet, as well as financial experience from her service on the Senate Budget Committee.

José María Aznar, age 68 Director since: June 2013 Committees: Nominating and Corporate Governance (Chair)
José María Aznar has served as the President of the Foundation for Social Studies and Analysis, a political research and educational organization focused on Spain, since 1989. Mr. Aznar served as the President of Spain from 1996 to 2004. He was the Executive President of the Partido Popular of Spain from 1990 to 2004 and its Honorific President from 2004 to 2016, and also served on the State Council of Spain from 2005 to 2006. He is the President of el Instituto Atlántico de Gobierno, an organization for higher education that he founded in 2014, having been a Distinguished Fellow at the Johns Hopkins University Paul H. Nitze School of Advanced International Studies, where he was also Chairman of the Atlantic Basin Initiative, from 2011 to 2015, and a Distinguished Scholar at the Edmund A. Walsh School of Georgetown University from 2004 to 2011. Mr. Aznar has been a Director of Afiniti, a developer of artificial intelligence systems, since 2016, and served as President of the Honorary Board of the Bussola Institute from 2017 to 2021. Mr. Aznar served as a Director of 21st Century Fox from 2006 until June 2013.

Mr. Aznar, with his extensive experience, including serving as President of Spain, brings knowledge, expertise and an international perspective to the Board, providing valuable insight into political and governmental matters throughout the world. He has a unique and deep knowledge with respect to several countries in which the Company operates.

  2021 Proxy Statement | 7

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Natalie Bancroft, age 41 Director since: June 2013 Committees: Compensation; Nominating and Corporate Governance
Natalie Bancroft is a professionally trained opera singer, has studied journalism and is a graduate of L’Institut de Ribaupierre in Lausanne, Switzerland. Ms. Bancroft is a co-founder of SpoonFull LLC, a technology company focused on independent restaurant supply chains. Ms. Bancroft has served as a Director of the California Ballet since 2019, and served as a Director of the Pacific Arts Society, a non-profit performing arts company, from 2016 to 2021. Ms. Bancroft has a culturally diverse background, having lived across Europe, and speaks several languages fluently. Ms. Bancroft served as a Director of 21st Century Fox from 2007 until June 2013.

Ms. Bancroft brings public company board and committee experience to the Board gained from her service as a current Director and member of both the Company’s Compensation and Nominating and Corporate Governance Committees, and as a former Director of 21st Century Fox and member of its Nominating and Corporate Governance Committee. Ms. Bancroft’s public company board and committee service and international experience add valuable perspective to the deliberations of the Board.

Peter L. Barnes, age 78 Lead Director Director since: June 2013 Committees: Audit (Chair); Compensation
Peter L. Barnes has been the independent Lead Director of the Company since June 2013. Mr. Barnes was a Director of Metcash Limited, a wholesale distribution and marketing company, from 2005 until 2015, having served as its Chairman since 2010 and as a Director of its predecessor from 1999 to 2005. Mr. Barnes was also formerly a Director of Ansell Limited, an Australian manufacturing company, from 2001 to 2012, having served as its Chairman from 2005 to 2012. Mr. Barnes served in various senior management positions in the United States, the United Kingdom and Asia at Philip Morris International Inc. from 1971 to 1998, including as President of Philip Morris Asia Inc. Mr. Barnes served as a Director of 21st Century Fox from 2004 until June 2013.

Mr. Barnes brings to the Board the leadership, operational and financial skills gained in his several roles at Philip Morris, as well as through his service as a Director at a number of private and public companies, including his service as Chairman of several of these companies.

8 |   2021 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Ana Paula Pessoa, age 54 Director since: June 2013 Committees: Audit; Nominating and Corporate Governance
Ana Paula Pessoa has been a Partner and Chair of Kunumi Inteligencia Artificial SA (“Kunumi”), an artificial intelligence company in Brazil, since 2017; she also served as Chief Strategy Officer from 2017 to March 2019. She previously served as the Chief Financial Officer of the 2016 Olympic and Paralympic Summer Games in Rio de Janeiro from 2015 to 2017 and as a Partner at Brunswick Group, an international corporate communications firm, from 2012 to 2015. She founded Avanti SC, a strategic planning consulting firm, in 2000, and until 2015 was a partner in Black-Key Participações SA, which invests in digital start-up companies in Brazil, and Neemu Internet, an e-commerce technology firm. Ms. Pessoa previously served in numerous roles during her 18-year career at the Globo Organizations (“Globo”), a media group in South America, most recently as the Chief Financial Officer from 2001 to 2011 and New Business Director from 2008 to 2011 of Infoglobo, the newspaper, Internet and information services business of Globo. She also served as a Director of Globo’s subsidiaries including Valor Econômico, a financial newspaper in Brazil, and Zap Internet, an online classified ad service in Brazil, from 2001 to 2011 and as a Director of SPIX Macaw Internet SA, an online news distribution start-up company, from 2009 to 2011. Ms. Pessoa currently serves on the Boards of Directors of Vinci SA, Credit Suisse Group AG, Suzano S.A. and Cosan Limited, in addition to several non-profit boards.

Ms. Pessoa brings to the Board strong strategic leadership, business development and financial skills, including from her roles with Kunumi, the Olympic Games and Brunswick Group, as well as digital expertise through leading and investing in technology companies. Ms. Pessoa also contributes in-depth knowledge of the media industry, having gained extensive experience during her tenure at Globo with its newspaper, Internet, cable and satellite television and telecom operations.

Masroor Siddiqui, age 49 Director since: June 2013 Committees: Audit; Compensation (Chair)
Masroor Siddiqui is the Chief Executive Officer of Naya Capital Management UK Limited, an investment firm he co-founded in May 2012. He was previously a Partner at the Children’s Investment Fund Management (UK) LLP, a hedge fund, from 2009 to 2011 and a Managing Director at Canyon Partners, an investment firm, from 2006 to 2009. Mr. Siddiqui previously served as a Senior Vice President at Putnam Investments, where he was responsible for a broad range of investments.

Mr. Siddiqui has significant experience in finance and investing with a focus on media investments. He offers the Board valuable insights on global markets and industries relevant to the Company’s businesses.

FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.
  2021 Proxy Statement | 9

CORPORATE GOVERNANCE MATTERS
The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders. Our Board regularly reviews and updates its compliance and training programs and corporate governance policies and practices in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of the Company’s businesses. Our corporate governance practices include:
Board Composition and Practices	■	Majority of independent Directors
	■	Independent Lead Director with robust responsibilities
	■	Executive sessions of independent Directors held at every regular Board meeting
	■	Annual Board and committee self-evaluations
Board Committees	■	Key standing Board Committees comprised solely of independent Directors
	■	Committees authorized to retain independent advisors
	■	All Audit Committee members are “audit committee financial experts”
	■	Compensation Committee oversees CEO succession planning process
Stockholder Rights and Engagement	■	Annual election of all Directors
➤ Majority vote standard and Director resignation policy in uncontested Director elections
	■	Annual stockholder advisory vote to approve executive compensation
	■	Active stockholder engagement program with our unaffiliated Class A and Class B stockholders that includes participation by independent Directors
Strategy, Risk, Compliance and ESG Oversight	■	The Board sets the strategic vision for the Company
➤ Annual review of long-term strategic plan and discussion of strategy at every regular meeting
	■	Board oversees management’s identification and management of risk
➤ Involvement at both full Board and individual committee level
	■	Audit Committee assists the Board in its oversight of the Global Compliance Program and the activities of the Company’s Compliance Steering Committee
	■	Board and its Committees oversee ESG matters
➤ Company’s goals, efforts and progress on such matters shared with stockholders through ESG report
Equity and Compensation	■	Stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors
	■	Prohibitions on hedging and pledging Company stock by Directors and employees, including the NEOs
	■	Clawback policy for executive officers covering both cash and equity compensation
Corporate Governance Policies
The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The Statement of Corporate Governance addresses, among other things, the composition and functions of the Board and its committees, Director independence, Board membership criteria, Director compensation and equity ownership requirements and management evaluation and succession.
The Board has also adopted the Standards of Business Conduct, which are applicable to all Directors, officers and employees of the Company. The Standards of Business Conduct confirm the
10 |   2021 Proxy Statement

CORPORATE GOVERNANCE MATTERS
Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics.
The Statement of Corporate Governance, the Standards of Business Conduct and each of the Board committee charters, along with other corporate governance policies, are available on the Company’s website at www.newscorp.com under
“Corporate Governance.” If the Company waives the Standards of Business Conduct or amends certain of its provisions with respect to any executive officer or Director, it will post the amendment or waiver at the same location on its website, as required by applicable rules, within four business days following the amendment or waiver.
Stockholder Engagement
The Board believes that continual and transparent communication with our stockholders is a key component of strong corporate governance. The Board views stockholder outreach as an area of priority and oversees the Company’s engagement program, which includes a specific focus on corporate governance. Our independent Directors, including our Lead Director, also directly participate in certain engagements. In fiscal 2021, our outreach program included engagement with unaffiliated stockholders representing approximately 30% of the outstanding Class B Common Stock and over 50% of the outstanding Class A Common Stock.
The Board strongly values the feedback our stockholders have provided on a wide range of topics, including Board oversight of our business strategy, capital allocation, capital structure, corporate governance, Board composition, management succession planning, executive compensation, sustainability and the Company’s financial and operating performance. This input is shared with the Board and its relevant committees and informs the Company’s strategy and policies as we seek to build long-term value for our stockholders.
For example, in line with feedback received from stockholders, this year the Company:
■	terminated the stockholder rights plan, which had been in place since the Company’s inception in 2013;
■	announced a $1 billion repurchase program for both classes of common stock;
■	formalized Board oversight of ESG matters through amendment of the Nominating and Corporate Governance Committee charter;
■	increased transparency of our environmental, social and governance mission, goals and progress through publication of our inaugural ESG report, which aligns to SASB, GRI and TCFD reporting frameworks;
■	continued our initiatives to reduce costs across the business; and
■	maintained investment focus on three growth areas – Digital Real Estate, Dow Jones and Book Publishing – as demonstrated through strategic acquisitions in each of those areas.
Annual Director Elections and Majority-Voting Policy
All Directors are elected annually by our stockholders. In an uncontested election, each Director must be elected by a majority of the votes cast, meaning that the number of votes cast “FOR” a Director’s election must exceed the number of votes cast “AGAINST” that Director’s election. In a contested election, each Director will be elected by a plurality of votes cast. Under our Statement of Corporate Governance, an incumbent Director who does not receive a majority of votes cast in an uncontested election must submit his or her resignation to the Board within 10 days. Within 90 days of the date of the certification of the election results, the Board will determine, considering all factors it deems relevant (including those set forth in our Statement of Corporate Governance), whether to accept the resignation.
  2021 Proxy Statement | 11

CORPORATE GOVERNANCE MATTERS
Director Independence
Our Statement of Corporate Governance requires that the Board be comprised of a majority of “independent directors” in accordance with the listing rules of The Nasdaq Stock Market (“Nasdaq”). The Board, upon the recommendation of the Nominating and Corporate Governance Committee, will review and determine the independence of each Director at least annually and at other times as appropriate. The Board considers all relevant facts and circumstances in making an independence determination as to each Director, including but not limited to any relationships and transactions between the Director (and his or her immediate family members and affiliated entities) and the Company and its affiliates.
As a result of its review in August 2021, the Board affirmatively determined that Mmes. Ayotte, Bancroft and Pessoa and Messrs. Aznar, Barnes and Siddiqui are independent under the standards adopted by the Company and set forth in Nasdaq listing rules. The Board also previously determined that Mr. Joel Klein, who served on the Board during fiscal 2021, was independent during the portion of fiscal 2021 that he served on the Board. In determining Mr. Klein’s independence, the Nominating and Corporate Governance Committee considered the Company’s previous employment of Mr. Klein, which ended in December 2015.
Independent Oversight and Executive Sessions of Independent Directors
The Board believes its independent oversight function is further enhanced by our Audit, Compensation and Nominating and Corporate Governance Committees being comprised entirely of independent Directors.
In addition, the independent Directors of the Board generally meet in executive session without management present at every regularly scheduled Board meeting and other times as appropriate. During fiscal 2021, the independent Directors met in executive session 11 times, including in six meetings of the Special Committee, which was formed to consider the Company’s stockholder rights plan and related matters.
Board Leadership Structure
■	Executive Chairman: K. Rupert Murdoch	■	Co-Chairman: Lachlan K. Murdoch
■	Independent Lead Director: Peter L. Barnes	■	Chief Executive: Robert J. Thomson
Currently, our Board leadership consists of our Executive Chairman, Co-Chairman, independent Lead Director, Chief Executive and strong committee chairs. Mr. K.R. Murdoch serves as the Executive Chairman of the Board, while Mr. Thomson serves as the Chief Executive and a Director. Both Messrs. K.R. Murdoch and Thomson are considered executive officers of the Company.
Our Statement of Corporate Governance provides that the Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, if the Chairman is not an independent Director, an independent Director shall be designated by a majority of the independent Directors of the Board to serve as Lead Director for a period of at least one year. Mr. Barnes, an independent Director, currently serves as our Lead Director. Additionally, Mr. L.K. Murdoch serves as our Co-Chairman.
The Board believes our current leadership structure is effective, provides independent Board leadership and serves the best interests of our stockholders at this time. The Board believes that this structure allows our Chief Executive to focus on his duties in managing the day-to-day operations of the Company, while benefiting from Mr. K.R. Murdoch’s and Mr. L.K. Murdoch’s invaluable knowledge and expertise regarding the Company’s businesses and strategies. In addition, the Board believes that the role of the Lead Director is structured with sufficient authority to serve as an effective counter-balance to management.
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CORPORATE GOVERNANCE MATTERS
Lead Director Duties and Responsibilities
■	Presiding over all meetings of the Board at which the Executive Chairman and Co-Chairman are not present, including executive sessions of the Non-Executive Directors and the independent Directors	■	Calling meetings of the Non-Executive Directors and/or independent Directors, if desired
■	Communicating to the Chairmen feedback from executive sessions, as appropriate	■	Participating in the Compensation Committee’s evaluation of the performance of the CEO
■	Serving as liaison between the Chairmen and the independent Directors	■	Supervising annual self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee
■	Meeting with the Audit Committee and/or the Compliance Steering Committee periodically
■	Approving Board meeting agendas and information sent to the Board	■	Supervising the Board’s determination of the independence of its Directors
■	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items	■	Ensuring availability for consultation and direct communications, if requested by major stockholders
Peter L. Barnes has served as Lead Director since June 2013. In recognition of his strong leadership and skills, the independent members of the Board re-elected Mr. Barnes as Lead Director in August 2021 for a term of one year. Mr. Barnes has performed duties beyond the required duties set forth above, which included:
■	regularly attending meetings of the Nominating and Corporate Governance Committee, of which Mr. Barnes is not a member;
■	serving in a leadership role among the independent Directors (including leading the efforts of the Special Committee), regularly consulting them between meetings;
■	regularly meeting with senior management, including to report feedback from the independent Directors; and
■	meeting with unaffiliated holders of both Class A Common Stock and Class B Common Stock, and reporting feedback from these stockholders to the full Board.
The Board reviews its leadership structure at least annually, taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board considers, among other things: (i) our policies and practices that provide independent Board oversight, (ii) the effect a particular leadership structure may have on Company performance, (iii) the structure that serves the best interests of our stockholders, and (iv) any relevant legislative or regulatory developments. The Board will continue to monitor the appropriateness of this leadership structure.
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CORPORATE GOVERNANCE MATTERS
Board Committees
The Board has three key standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is governed by a written charter approved by the Board. For more information, see “—Corporate Governance Policies.”
Audit Committee
Primary Responsibilities
Assist the Board in its oversight of:
 ■ the Company’s accounting and financial reporting processes and systems of internal control, including the audits of the Company’s financial statements and the integrity of its financial statements;
 ■ the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function;
 ■ the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters;
 ■ investigations into complaints concerning financial matters;
 ■ risks that may have a significant impact on the financial statements;
 ■ the Global Compliance Program and the activities of the Compliance Steering Committee;
 ■ the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial and cyber-related risk exposures and steps taken to monitor and control such exposures; and
 ■ the review, approval and ratification of related person transactions.
Financial Expertise and Independence
The Board has determined that all of the members of the Audit Committee are financially literate (in accordance with Nasdaq listing rules), “audit committee financial experts” (as defined under SEC rules) and independent (in accordance with SEC rules and Nasdaq listing rules for directors and audit committee members).
Report
The Report of the Audit Committee is set forth beginning on page 27 of this proxy statement.

Met 8 times in fiscal 2021 Members Peter Barnes (Chair) Ana Paula Pessoa Masroor Siddiqui
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Compensation Committee
Primary Responsibilities
 ■ to review and approve goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO and to recommend to the Board the compensation of the CEO;
 ■ to consider, authorize and oversee the incentive compensation plans in which the Company’s executive officers participate and the Company’s equity-based plans, including the granting of awards thereunder;
 ■ to review and approve equity awards and other fixed and performance-based compensation, benefits and terms of employment of the executive officers and such other senior executives identified by the Compensation Committee;
 ■ to review and approve employment and severance arrangements for executive officers, including employment, separation, change-in-control and similar agreements;
 ■ to review and approve or ratify principal terms of other employment arrangements that meet certain criteria (e.g., exceed certain compensation thresholds) set by the Compensation Committee;
 ■ to review and approve other separation obligations that exceed by more than a specified amount those provided for in an employment agreement required to be approved or ratified by the Compensation Committee;
 ■ to review the recruitment, retention, compensation, termination and severance policies and other benefit plans for senior executives;
 ■ to review and assist with the development of executive succession plans and to consult with the CEO regarding the selection of senior executives;
 ■ to review annually the form and amount of compensation of Non-Executive Directors for service on the Board and its committees and to recommend changes in such compensation to the Board as appropriate;
 ■ to review the Company’s compensation policies and practices for its employees to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company;
 ■ to oversee engagement and communications with stockholders on executive compensation matters, and review and assess the results of stockholder votes on executive compensation matters, including the Company’s most recent advisory vote on executive compensation; and
 ■ to assist the Board, as necessary, in reviewing and assessing the Company’s strategies and policies related to human capital management.
Independence
The Board has determined that all of the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and independent (in accordance with SEC rules and Nasdaq listing rules for directors and compensation committee members).
Delegation
Pursuant to its charter, the Compensation Committee may delegate its authority to one or more subcommittees, members of the Board or officers of the Company, to the extent permitted by law, when it deems appropriate and in the best interests of the Company. The Compensation Committee has delegated to Messrs. K.R. Murdoch and Thomson the authority to make awards of stock-based compensation within certain prescribed limits to eligible employees and other service providers who are not Section 16 officers of the Company. Any awards made by Messrs. K.R. Murdoch or Thomson pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the NEOs during fiscal 2021, including discussion of the role of compensation consultants, is found in the section titled “Compensation Discussion and Analysis” below.
Report
The Report of the Compensation Committee is set forth on page 48 of this proxy statement.

Met 5 times in fiscal 2021 Members Masroor Siddiqui (Chair) Natalie Bancroft Peter Barnes
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CORPORATE GOVERNANCE MATTERS
Nominating and Corporate Governance Committee
Primary Responsibilities
 ■ to develop and recommend to the Board criteria for identifying and evaluating Director candidates and periodically review these criteria;
 ■ to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board;
 ■ to establish procedures for consideration of Board candidates recommended for the Nominating and Corporate Governance Committee’s consideration by the Company’s stockholders;
 ■ to consider the performance, contributions and independence of incumbent Directors in determining whether to nominate them for re-election;
 ■ to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;
 ■ to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;
 ■ to make recommendations to the Board as to determinations of Director independence;
 ■ to advise and make recommendations to the Board on corporate governance matters, including with respect to stockholder engagement and stockholder proposals;
 ■ to develop and recommend to the Board, in coordination with the Lead Director, an annual self-evaluation process for the Board;
 ■ to oversee a succession planning process for the Board and its committees;
 ■ to review ESG matters relevant to the Company’s business, including Company policies, activities and opportunities; and
 ■ to review periodically the Company’s policies and practices regarding political contributions.
Independence
The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent (in accordance with SEC rules and Nasdaq listing rules applicable to directors).

Met 5 times in fiscal 2021 Members José María Aznar (Chair) Kelly Ayotte Natalie Bancroft Ana Paula Pessoa (beginning April 2021)
Director Attendance
Our Statement of Corporate Governance provides that Directors are expected to attend meetings of the Board and meetings of the Board committees on which they serve. During fiscal 2021, the Board held nine meetings. Each of our current Directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served (during the period that he or she served).
Directors are also encouraged to attend and participate in the Company’s annual meeting of stockholders. All of the nine Directors standing for re-election at the annual meeting of stockholders held by the Company in November 2020 attended such meeting.
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CORPORATE GOVERNANCE MATTERS
Board’s Role in Strategy
Our Board sets the strategic vision for the Company. As part of this process, the Board reviews the Company’s long-term strategic plan at least annually and monitors implementation of the strategic plan throughout the year. The Board generally discusses strategy at every regular meeting and occasionally holds sessions devoted entirely to strategy.
Board Oversight of Risk
Risk management is primarily the responsibility of management; however, the Board oversees management’s identification and management of risks to the Company. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees, as appropriate, regularly receive and discuss periodic updates from the CEO, CFO, General Counsel and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal, regulatory, financial, reputational and cybersecurity risks and the plans to address these risks.
Each of the Board’s standing committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, and reports to the full Board as appropriate. In particular:
■
The Audit Committee assists the Board in its oversight of risks that have a significant impact on the Company’s financial statements; is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, including discussing with management the Company’s major financial and cyber-related risk exposures and the steps that have been taken to monitor and control such exposures; and oversees the activities of the Company’s Compliance Steering Company, including management of the Company’s Global Compliance Program. In addition, the Audit Committee has primary responsibility for overseeing risks related to cybersecurity. The Corporate Audit Department continuously monitors the risk profile of the Company, and presents the results of a top-down and bottom-up risk assessment to the Audit Committee semi-annually.
■
The Compensation Committee monitors risks associated with the design and administration of the Company’s compensation programs, including an annual review and assessment of the Company’s compensation programs and practices. For more information, please see “Risks Related to Compensation Policies and Practices.”

■
The Nominating and Corporate Governance Committee oversees risks related to the Company’s corporate governance, including ensuring the Board’s continued ability to provide independent oversight of management.

Each standing committee has full access to management, as well as the ability to engage advisors.
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CORPORATE GOVERNANCE MATTERS
Environmental, Social and Governance Matters
At News Corp, as we strive to educate, enlighten and entertain people around the world, we believe in protecting the environment, pursuing strong governance practices, achieving a more diverse, equitable, inclusive and engaged workforce and contributing to the communities in which we live and work. Oversight of ESG is integrated into the purview of the Board and its Committees, including as follows:
■
The Nominating and Corporate Governance Committee is responsible for reviewing ESG matters relevant to the Company’s business, including environmental sustainability, corporate governance and diversity, equity and inclusion (see also “ —Diversity, Equity and Inclusion” below). It is also responsible for periodically reviewing the Company’s policies and practices regarding political contributions.

■
The Audit Committee oversees the activities of the Compliance Steering Committee, including management of our Global Compliance Program. It is also responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, including as it relates to cybersecurity (see also “—Board Oversight of Risk”).

■
The Compensation Committee sets incentive compensation, which includes the consideration of ESG factors, for the Company’s executive officers. It is also responsible for assisting the Board in reviewing and assessing the Company’s strategies and policies related to human capital management.

Inaugural ESG Report

In October 2021, the Company increased transparency of our goals, efforts and progress on climate change, diversity and other aspects of our environmental, social and governance mission through publication of our inaugural ESG report, which aligns to SASB, GRI and TCFD reporting frameworks. The ESG report and more information about our efforts in this area are available on our website at www.newscorp.com/news-corp-esg-report.

Diversity, Equity and Inclusion
The Company seeks to foster an environment where all employees can feel valued, included and empowered to bring great ideas to the table. The Company is committed to cultivating diversity and broadening the opportunity for inclusion across our businesses.
The Company maintains a Corporate Diversity Statement, which describes our longstanding diversity, equity and inclusion (“DEI”) objectives and efforts. Specifically, our DEI efforts focus on:
■	leading and managing inclusively – embracing different cultures, ethnicities, genders and sexual orientations;
■	creating a work environment that fosters growth and advancement; and
■	engaging with our audiences in a way that reflects and respects their unique perspectives and experiences.
The Corporate Diversity Statement is available on the Company’s website at www.newscorp.com/
corporate-governance and additional information about DEI at News Corp is available at www.newscorp.com/news-corp-diversity.
The Board and its Committees oversee efforts in this area, including through:
■	the Nominating and Corporate Governance Committee’s annual assessment of progress towards the Company’s DEI objectives and report on such review to the Board;
■	the Nominating and Corporate Governance Committee’s oversight of Board succession planning;
■	the Compensation Committee’s review of executive succession planning and its review and assessment of the Company’s strategies and policies related to human capital management; and
■	the Audit Committee’s oversight of the Compliance Steering Committee and enforcement of the Standards of Business Conduct.
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Related Person Transactions Policy
Procedures for Approval of Related Person Transactions
The Audit Committee has established written procedures for the review of related person transactions. Pursuant to these procedures, the Audit Committee reviews and approves, ratifies or disapproves, as appropriate, transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved exceeds $120,000 and a Director, Director emeritus, Director nominee, executive officer, 5% holder of the Company’s voting stock or an immediate family member of any of the foregoing has a direct or indirect material interest.
When determining whether to approve or ratify a related person transaction, the Audit Committee shall consider all relevant facts and circumstances, including, but not limited to: whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; the business reasons for the transaction; whether the transaction would impair the independence of an independent Director; and whether the transaction would present an improper conflict of interest for any Director or executive officer of the Company, taking into account the nature of the transaction and the Director or executive officer’s interest in the transaction. The Audit Committee shall not approve or ratify a related person transaction unless it has determined that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. No Director will participate in any discussion or approval of a related person transaction for which he or she (or an immediate family member) is a related person, except that such Director will provide all material information concerning the transaction to the Audit Committee.
Certain Relationships
All of the transactions described below were reviewed and approved or ratified by the Audit Committee or the Board.
News Corp Australia, a division of the Company, and its subsidiaries purchase advertising on an arms-length, ordinary course basis from NOVA Entertainment (“NOVA”), of which Mr. L.K. Murdoch, Co-Chairman of the Company, serves as Executive
Chairman and in which he holds an indirect 100% interest. In fiscal 2021, News Corp Australia’s aggregate expense under such transactions was approximately $275,000. In addition, News Corp Australia receives advertising revenue on an arms-length, ordinary course basis from NOVA purchases and through production arrangements pursuant to which advertising revenue is shared with NOVA. In fiscal 2021, News Corp Australia’s aggregate revenue under such transactions was approximately $630,000.
During fiscal 2021, News Corp Australia, Foxtel, REA Group (in which the Company owns a 61.4% interest) and NOVA were holders of equity interests of 33%, 17%, 17% and 17%, respectively, in ScaleUp MediaFund 2.0 Pty Limited (“ScaleUp”), a company that provides advertising to start-up companies in exchange for equity interests in such companies. The shareholders’ deed governing ScaleUp provides that for each of fiscal 2020, 2021 and 2022, News Corp Australia is to contribute up to $2,000,000 AUD and each of the other shareholders is to contribute up to $1,000,000 AUD in advertising space to ScaleUp. The selection of prospective recipient start-up companies and campaigns is determined by the board of directors of ScaleUp, which comprises one director designated by each shareholder. Each shareholder can decline participation in any particular campaign.
In fiscal 2021, HarperCollins Publishers, a division of the Company, made payments of approximately $40,000 for book royalty advances on an arms-length, ordinary course basis to Union Literary, a literary agency in which Trena Keating, the spouse of David B. Pitofsky, the Company’s General Counsel, is a partner. Ms. Keating received less than $10,000 of such amount. Pursuant to existing arrangements, Union Literary is expected to receive future payments from HarperCollins of approximately $100,000, of which amount Ms. Keating is expected to receive less than $20,000.
Pursuant to the Stockholders Agreement, entered into on September 21, 2021 by and between the Company and the Murdoch Family Trust, or the Trust, which beneficially owns 38.4% of the Class B Common Stock, the Company is to pay reasonable and documented fees and expenses incurred directly by the Trust in connection with the Stockholders Agreement. The Stockholders Agreement and the payments thereunder, which as of the date hereof were approximately $500,000, were approved by the Special Committee comprising all of the independent Directors.
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CORPORATE GOVERNANCE MATTERS
CEO Succession Planning
Our Statement of Corporate Governance provides that the Board will review CEO succession at least annually. The Compensation Committee, in consultation with the CEO, reviews and assists with the development of executive succession plans. The
CEO provides the Compensation Committee with an assessment of members of senior management and their succession potential. The Compensation Committee reports the results of these assessments to the Board.
Annual Board and Committee Evaluations
The Lead Director and the Nominating and Corporate Governance Committee are responsible for overseeing an annual self-evaluation process for the Board that includes an assessment of, among other things, the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken. Each key standing committee of the Board evaluates its performance on an annual basis and reports to the Board on such evaluation.
This year’s self-evaluation process included a written questionnaire completed by each Director. In certain years, the process also includes individual interviews with the independent Directors. The evaluation covered a number of topics, including Board composition and structure, Board and committee responsibilities and effectiveness, Director engagement and performance (including individual Director performance), Board priorities and Board meetings and resources. The results were discussed by the full Board, with management, and in an executive session of the independent Directors. In addition, each key standing committee conducted its own self-evaluation and reported on the same to the full Board.
Board Succession Planning and Director Nomination Process
Board succession planning is an important area of focus for the Board. The Nominating and Corporate Governance Committee regularly reviews and evaluates Board composition, including its size and the qualifications, skills and characteristics represented in the current Board, and makes recommendations to the Board as appropriate.
The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s:
■	education and background;
■	leadership and ability to exercise sound judgment;
■	general business experience and familiarity with the Company’s businesses and industries; and
■	unique expertise or perspective that will be of value to the Company.
Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties of our Directors. All candidates must possess personal integrity and ethical character, and value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to fulfill the duties of a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships.
From time to time, the Nominating and Corporate Governance Committee may engage independent third-party search firms and consultants as appropriate to help identify, screen and evaluate potential candidates.
Although the Board does not have a formal policy with respect to diversity in identifying Director nominees, the Nominating and Corporate Governance Committee seeks to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, viewpoint, age, gender, ethnicity and geographic location/country of citizenship, and assesses the effectiveness of these factors in the Director selection and nomination process. The Board also evaluates its diversity as part of its annual self-evaluation process. The composition of the Board reflects those efforts and the importance of diversity to the Board. The Director nominees are 33% female, include seven citizens of countries other than the United States and three
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CORPORATE GOVERNANCE MATTERS
persons who self-identify as Asian or Hispanic/Latinx, range in age from 41 to 90 and represent a diversity of backgrounds and expertise.
After completing its evaluation of a potential Director nominee, the Nominating and Corporate Governance
Committee will make a recommendation to the full Board, which makes the final determination whether to nominate or appoint the Director nominee.
Stockholder Recommendation of Director Candidates
Stockholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by submitting their names and appropriate background and biographical information in writing to the attention of the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Board Membership Criteria” in the Statement of Corporate Governance. Director
candidates recommended by stockholders who meet these Director qualifications will be considered by the Chair of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.
Communicating with the Board
Stockholders and other persons interested in communicating with any Director, any committee of the Board or the Board as a whole may do so by submitting such communication in writing and sending it by mail to the attention of the appropriate party or to the attention of our Lead Director at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 or by email to LeadDirector@newscorp.com.
Pursuant to the process established by the Nominating and Corporate Governance Committee for handling all communications received by the Company and addressed to the Board, the Corporate Secretary reviews and forwards such communications as appropriate. Certain items that are unrelated to the duties and responsibilities of the Board (such as business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; and spam and unduly hostile, threatening, potentially illegal or similarly unsuitable communications) will not be forwarded. Concerns relating to accounting, internal controls, auditing matters or securities laws matters are immediately brought to the attention of the corporate audit department and handled in accordance with the procedures established by the Audit Committee with respect to such matters.
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DIRECTOR COMPENSATION
Directors’ fees are not paid to Directors who are executives or employees of the Company because the responsibilities of Board membership are considered in determining compensation paid as part of their normal employment conditions.
The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee and set by the Board. The Compensation Committee annually reviews the form and amount of Non-Executive Director compensation, including against that of the Company’s peers and general industry. In such review, the Compensation Committee considers the appropriateness of the form and amount of Non-Executive Director compensation and makes recommendations to the Board concerning Non-Executive Director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required to serve on the Board of Directors of a company of News Corporation’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to further align Directors’ interests with the long-term interests of stockholders.
As part of its most recent review of Non-Executive Director compensation, the Compensation Committee reviewed and considered data provided to the Committee by its independent compensation consultant regarding the amounts and type of compensation paid to non-management directors at the companies in the Company’s peer group used by the Compensation Committee for the assessment of executive compensation. As a result of this review, the Board, on the Compensation Committee’s recommendation, determined to increase, beginning in fiscal 2022, the Board Deferred Stock Unit (“DSU”) Retainer to $175,000, the Audit Committee Member Retainer to $15,000, the Compensation Committee Member Retainer to $10,000 and the Nominating and Corporate Governance Committee Member Retainer to $10,000 and that such increases are in the best interest of the Company and its stockholders. Prior to this change, Non-Executive Director Compensation was most recently increased for fiscal 2019.
During fiscal 2021, the Non-Executive Directors were Mmes. Ayotte, Bancroft and Pessoa and Messrs. L.K. Murdoch, Aznar, Barnes, Klein (until November 18, 2020), J.R. Murdoch (until July 31, 2020) and Siddiqui. The annual retainers paid to Non-Executive Directors for service on the Board and its committees in fiscal 2021 are set forth in the table below.
Fiscal 2021 Annual Board and Committee Retainers
Board Cash Retainer	$100,000*
Board DSU Retainer	$165,000
Lead Director Retainer	$35,000
Audit Committee Chair Retainer	$25,000
Compensation Committee Chair Retainer	$15,000
Nominating and Corporate Governance Committee Chair Retainer	$12,500
Audit Committee Member Retainer	$8,000
Compensation Committee Member Retainer	$6,000
Nominating and Corporate Governance Committee Member Retainer	$6,000
*
In light of the Company’s increased focus on costs amidst the COVID-19 pandemic, the Board determined to reduce the regular Board Cash Retainer by 20% for the first two quarters of fiscal 2021, resulting in an annual Board Cash Retainer of $90,000 for fiscal 2021.

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DIRECTOR COMPENSATION
DSUs are awarded to Non-Executive Directors on a quarterly basis on July 1, October 1, January 1 and April 1 of each year (or, if not a trading day, the first trading day following such date) (each, a “DSU Grant Date”). The number of DSUs awarded each DSU Grant Date is based on the closing price of the Company’s Class A Common Stock on such DSU Grant Date. DSUs vest upon the earlier of (i) the July 1, October 1, January 1 or April 1 closest to the fifth anniversary of the DSU Grant Date (or, if not a trading day, the first trading day following such date) and (ii) the date of the Non-Executive Director’s end of service (or, if not a trading day, the first trading day following such date), at which time DSUs will be payable in cash based on the closing price of the Company’s Class A Common Stock on such vesting date. To further align the Non-Executive Directors’ compensation with total return to stockholders, the Non-Executive Directors receive dividend equivalents on unvested DSUs, which are represented by additional DSUs payable when the underlying award vests.
In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees. We may invite the spouse or family members of each Non-Executive Director to attend events associated with Board meetings or other Company-related events. To the extent costs for these activities and for any other personal benefits for a Non-Executive Director exceed $10,000 for the year, they are included in the “All Other Compensation” column in the table below.
The table below shows the total compensation paid during fiscal 2021 by the Company to each of the Directors who served during fiscal 2021 and who are not NEOs.
Director Compensation for the Fiscal Year Ended June 30, 2021
Name	Fees Earned or Paid in Cash	Stock Awards(a)	All Other Compensation	Total
Lachlan K. Murdoch	$90,000	$175,664	$22,961(b)	$288,625
Kelly Ayotte	$96,000	$173,874	-	$269,874
José María Aznar	$108,500	$175,664	-	$284,164
Natalie Bancroft	$102,000	$175,664	-	$277,664
Peter L. Barnes	$164,000	$175,664	-	$339,664
Joel I. Klein(c)	$32,951	$68,343	-	$101,294
James R. Murdoch(d)	$6,739	$13,892	-	$20,631
Ana Paula Pessoa(e)	$99,154	$175,664	-	$274,818
Masroor Siddiqui	$119,000	$175,664	-	$294,664
(a)
As the Company maintains a 52-53-week fiscal year ending on the Sunday nearest to June 30, each fiscal year may include three, four or five DSU Grant Dates. Fiscal 2021 was a 52-week period, which resulted in our Non-Executive Directors receiving four quarterly DSU grants during the fiscal year on July 1, 2020, October 1, 2020, January 4, 2021 and April 1, 2021. The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during fiscal 2021, including dividend equivalents granted on all outstanding unvested stock awards, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For additional information on how we account for equity-based compensation, see Note 13 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 filed with the SEC on August 10, 2021. The aggregate number of equity awards outstanding as of fiscal year end for each Non-Executive Director appears in the table on page 24.

  2021 Proxy Statement | 23

DIRECTOR COMPENSATION
(b)
Represents certain security expenses provided to Mr. L.K. Murdoch, Co-Chairman of the Company. These services are incremental to security arrangements provided at News Corporation business facilities. The Compensation Committee has approved these expenses as reasonable, necessary and for the Company’s benefit.

(c)	Represents compensation for partial-year service as a Non-Executive Director; Mr. Klein resigned from the Board effective November 18, 2020.
(d)	Represents compensation for partial-year service as a Non-Executive Director; Mr. J.R. Murdoch resigned from the Board effective July 31, 2020.
(e)	Ms. Pessoa became a member of the Nominating and Corporate Governance Committee as of April 22, 2021.
Stock Ownership Guidelines for Non-Executive Directors
Pursuant to the Statement of Corporate Governance, Non-Executive Directors are required to own equity securities of the Company (including DSUs) equal in value to at least five times the amount of the Non-Executive Director’s annual cash retainer for service on the Board. Each Non-Executive Director has five years from his or her first election to the Board to comply with these guidelines. All incumbent Non-Executive Directors currently comply with or are on track to comply with the stock ownership guidelines.
The following table sets forth information with respect to the aggregate outstanding equity awards at the end of fiscal 2021 of each of the Directors then serving who are not NEOs, which comprise unvested cash-settled DSUs.
Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(a)
Lachlan K. Murdoch	60,138
Kelly Ayotte	50,763
José María Aznar	60,138
Natalie Bancroft	60,138
Peter L. Barnes	60,138
Ana Paula Pessoa	60,138
Masroor Siddiqui	60,138
(a)	Neither Mr. J.R. Murdoch nor Mr. Klein, who resigned from the Board effective July 31, 2020 and November 18, 2020, respectively, held any unvested stock awards as of the end of fiscal 2021.
24 |   2021 Proxy Statement

PROPOSAL NO. 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2022. E&Y has audited the books and records of the Company since the Company’s inception in 2013. In order to provide for continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. Further, in connection with the mandated rotation of our independent registered public accounting firm’s lead engagement partner, the Audit Committee is directly involved in the periodic selection of E&Y’s lead engagement partner.
At this time, the Audit Committee believes that the continued retention of E&Y is in the best interests of the Company and its stockholders, and is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by our stockholders, the Audit Committee will reconsider its decision. A representative of E&Y is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.
FOR
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2022.

Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described below under “—Audit Committee Pre-Approval Policies and Procedures.”
The description of the fees for the services rendered to the Company and its subsidiaries by E&Y for fiscal 2021 and fiscal 2020 is set forth below.
	Fiscal 2021	Fiscal 2020
Audit Fees(a)	$16,810,000	$16,989,000
Audit-Related Fees(b)	550,000	440,000
Tax Fees(c)	2,851,000	3,315,000
All Other Fees(d)	525,000	286,000
Total Fees	$20,736,000	$21,030,000
(a)
Audit fees include fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for fiscal 2021 and 2020; the audit of internal control over financial reporting as of June 30, 2021 and June 30, 2020 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended

  2021 Proxy Statement | 25

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(the “Sarbanes-Oxley Act”)); statutory audits required internationally; and reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s statutory and regulatory filings.
(b)
Audit-related fees relate principally to employee benefit plan audits, accounting consultations, agreed-upon procedure reports, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.

(c)
Tax fees include fees for tax compliance and tax consultations for domestic and international operating units, including due diligence related to mergers and acquisitions, and tax valuation services, including transfer pricing and cost segregation studies.

(d)	All other fees comprise human capital services, including services related to global immigration, expatriate and employment taxes in Australia, and cybersecurity assessment services.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chair of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in fiscal 2021 and 2020 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during fiscal 2021 and 2020, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.
26 |   2021 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act or incorporated by reference in any document so filed.
In accordance with its written charter, the Audit Committee, which consists entirely of independent Directors under the heightened independence standards applicable to audit committee members, assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes and systems of internal control, including the audits of the Company’s financial statements and the integrity of financial statements, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm (E&Y) and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Global Compliance Program and activities of the Company’s Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related persons. The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm, the Company and individuals in financial reporting oversight roles at the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence and (iii) considered whether the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining such firm’s independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.
The Audit Committee also discussed and reviewed with the independent registered public accounting firm all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.
The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the audited financial statements of the
  2021 Proxy Statement | 27

REPORT OF THE AUDIT COMMITTEE
Company as of and for the fiscal year ended June 30, 2021 with management and the independent registered public accounting firm.
At its meetings every quarter, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2021 certifications provided by the CEO and the CFO under the Sarbanes-Oxley Act, the rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Audit Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.
The Audit Committee received reports from the Company’s General Counsel and Chief Compliance
Officer and the corporate auditors regarding the Company’s policies, processes and procedures relating to compliance with News Corporation’s Global Anti-Bribery and Anti-Corruption Policy and the activities of the Company’s Compliance Steering Committee.
Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2021, for filing with the SEC. The Audit Committee also appointed E&Y as the Company’s independent registered public accounting firm for fiscal 2022, and the Board concurred in such appointment.
THE AUDIT COMMITTEE:
Peter L. Barnes (Chair)
Ana Paula Pessoa
Masroor Siddiqui
28 |   2021 Proxy Statement

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act require that the Company provide our stockholders with the opportunity to approve, on an advisory, nonbinding basis, the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement in accordance with the rules of the SEC.
As described in detail in the “Compensation Discussion and Analysis,” the Compensation Committee seeks to closely align the interests of our NEOs with those of the Company’s stockholders. The Company’s executive compensation program is designed to drive Company performance, ensure our compensation practices support growth for stockholders and attract, retain and motivate the top executive talent necessary for the Company’s success. The compensation framework designed by the Company emphasizes a pay-for-performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as further described beginning on page 33 under the heading “Aligning Compensation with Company Performance.” In addition, as described on page 32 under the heading “Total Direct Compensation,” the compensation framework places a significant majority of the Executive Chairman’s, CEO’s, CFO’s and General Counsel’s total direct compensation “at risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. The Company has also implemented a number of executive compensation practices, as described on page 35, which the Compensation Committee considers to be effective at driving performance and supporting long-term growth for our stockholders.
The Board recommends that stockholders indicate their support for the Company’s compensation of its NEOs. The vote on this resolution, commonly known as a “say-on-pay” resolution, is not intended to address any specific element of compensation but rather the overall NEO compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.
Accordingly, we ask our stockholders to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and disclosure.”
The Board of Directors has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay advisory vote following the 2021 Annual Meeting will occur in 2022.
FOR	THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
  2021 Proxy Statement  | 29

EXECUTIVE OFFICERS OF NEWS CORPORATION
The executive officers of the Company as of October 25, 2021 are set forth in the table below. Unless otherwise specified, each holds the office indicated until his or her successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at another meeting of the Board as appropriate.
Name	Age	Position with the Company
K. Rupert Murdoch(a)	90	Executive Chairman
Robert J. Thomson	60	Chief Executive Officer
Susan Panuccio	49	Chief Financial Officer
David B. Pitofsky	56	General Counsel
(a)
Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch, the Company’s Co-Chairman and a Director. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch and Thomson can be found under “Proposal No. 1: Election of Directors.”
Susan Panuccio—Ms. Panuccio has served as the Company’s Chief Financial Officer since March 2017. Ms. Panuccio previously served as Chief Financial Officer of News Corp Australia, a division of the Company, since 2013. From 2008 to 2012, she served as Chief Financial Officer of News UK, a division of the Company. Prior to assuming that role, she served in a variety of roles within News UK, including Director of Strategic Program Management and Director of Corporate Planning, since joining the Company in 2002. Prior to joining the Company, Ms. Panuccio worked in finance roles at corProcure, AngloGold Ashanti and Ansett Australia. She began her career at KPMG. Ms. Panuccio is a chartered accountant.
David B. Pitofsky—Mr. Pitofsky has served as the Company’s Executive Vice President and General Counsel since February 2015. He also serves as the Chief Compliance Officer of the Company. Mr. Pitofsky served as a Deputy General Counsel for the Company from April 2013 until February 2015 and as the Company’s Deputy Chief Compliance Officer from June 2013 until February 2015. Mr. Pitofsky was previously a partner at Goodwin Procter LLP, a law firm, from 2005 to March 2013. From 1996 to 2005, Mr. Pitofsky was an Assistant U.S. Attorney in the Eastern District of New York, rising to the level of Deputy Chief of the Criminal Division.
30 |   2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This section explains the Company’s compensation philosophy and summarizes the material components of our fiscal 2021 executive compensation program. Our named executive officers, or NEOs, for fiscal 2021 are:
Name	Title
K. Rupert Murdoch	Executive Chairman
Robert J. Thomson	Chief Executive Officer
Susan Panuccio	Chief Financial Officer
David B. Pitofsky	General Counsel
The NEOs listed above represent all of the Company’s executive officers, as defined by SEC rules, during fiscal 2021.
Executive Summary
Compensation Philosophy
The Compensation Committee has established an executive compensation program that seeks to support the creation of long-term growth and value for our stockholders through three key objectives:
Drive Company Performance	•	Emphasizes variable, performance-based compensation
	•	Includes balance of short- and long-term compensation elements to motivate and reward superior performance without encouraging unnecessary and excessive risk-taking
Align Pay with Performance	•	Based on a mix of performance metrics to hold executives accountable for Company and individual performance
	•	Does not guarantee incentive compensation (bonuses or equity awards); payouts are determined based on achievement of rigorous performance targets
Attract, Retain and Motivate Leadership Talent	•	Designed to be competitive to attract and retain the highest quality talent
	•	Considers compensation practices and trends in relevant industries
Stockholder Feedback Informs the Executive Compensation Program
The Compensation Committee highly values stockholder input and is responsible for overseeing regular engagement and communications with our stockholders regarding our executive compensation program. The Compensation Committee carefully considers and incorporates feedback from stockholders into the Committee’s decision-making.
The Board views stockholder engagement as an area of priority and oversees the Company’s corporate governance engagement program, which includes discussion of executive compensation. In fiscal 2021, our outreach program included engagement with unaffiliated stockholders representing approximately 30% of the outstanding Class B Common Stock and over 50% of the outstanding Class A Common Stock. For more detail on the Company’s active stockholder outreach program, please refer to “Corporate Governance Matters—Stockholder Engagement.” Stockholders are invited to express their views to the Compensation Committee through the procedures described under “Corporate Governance Matters—Communicating with the Board.”
The annual say-on-pay advisory vote on the compensation of our NEOs also provides stockholders with an opportunity to communicate their views on our executive compensation program. At our 2020 annual meeting of stockholders, stockholders demonstrated their support of our
  2021 Proxy Statement  | 31

COMPENSATION DISCUSSION AND ANALYSIS
executive compensation program with approximately 95.2% of the votes cast in favor of our advisory proposal to approve the compensation of our NEOs.
Upon consideration of the high percentage of votes cast in support of our say-on-pay proposal, along with additional feedback from engagement with stockholders and other considerations, the Compensation Committee determined to maintain the general structure of our executive compensation program for fiscal 2021.
Total Direct Compensation
The following table presents the total direct compensation (“Total Direct Compensation”) awarded to Mr. K.R. Murdoch, Mr. Thomson, Ms. Panuccio and Mr. Pitofsky for fiscal 2021. Total Direct Compensation differs from the amounts reported in the “Summary Compensation Table” as required by the SEC, and reflects the amounts the Compensation Committee considers most relevant in assessing and determining each NEO’s executive compensation opportunity for the fiscal year. Total Direct Compensation comprises the NEO’s annual base salary, target performance-based annual cash incentive and target performance-based long-term equity incentive, which was awarded in fiscal 2021 as performance stock units (“PSUs”) and restricted stock units (“RSUs”).
Mr. K.R. Murdoch’s Total Direct Compensation has remained the same since the Company’s inception in 2013. Mr. Thomson’s Total Direct Compensation has remained the same since the renewal of his employment agreement in May 2019. There were no increases to the NEOs’ Total Direct Compensation for fiscal 2021 other than for Ms. Panuccio, whose base salary, target annual cash incentive and target long-term equity incentive opportunity were increased in connection with the renewal of her employment agreement in June 2020. No increases to Total Direct Compensation are expected for fiscal 2022 for Mr. K.R. Murdoch, Mr. Thomson or Ms. Panuccio. Mr. Pitofsky’s employment agreement was renewed in June 2021, and related increases to his base salary, target annual cash incentive and target long-term equity incentive opportunity will be effective for fiscal 2022.
Named Executive Officer	Base Salary	Target Annual Cash Incentive	Target Long-Term Equity Incentive	Total Direct Compensation
K. Rupert Murdoch	$1,000,000	$2,000,000	$2,000,000	$5,000,000
Robert J. Thomson	$3,000,000	$5,000,000	$7,000,000	$15,000,000
Susan Panuccio	$1,400,000	$2,000,000	$2,200,000	$5,600,000
David B. Pitofsky	$1,100,000	$1,000,000	$1,400,000	$3,500,000

32 |   2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Aligning Compensation with Company Performance
The Compensation Committee is responsible for overseeing the Company’s executive compensation framework, which is designed to support Company performance, advance the execution of Company strategy and reward sustained value creation and responsible risk-taking.
Fiscal 2021 performance highlights include:
■
The Company reported revenues of $9.36 billion, a 4% increase compared to $9.01 billion in the prior year, primarily reflecting a $513 million, or 6%, positive impact from foreign currency fluctuations and by growth at the Digital Real Estate Services, Book Publishing and Dow Jones segments and higher streaming revenues at the Subscription Video Services segment. The growth was partially offset by lower revenues at the News Media segment, which was primarily due to the divestiture of News America Marketing in May 2020.

■
Net income was $389 million as compared to a net loss of $(1.55) billion in the prior year. The improvement reflects the absence of $1.69 billion of non-cash impairment charges in the prior year and higher Total Segment EBITDA*.

■
Total Segment EBITDA was $1.27 billion, a 26% increase compared to $1.01 billion in the prior year, reflecting higher revenues, as discussed above, and an $86 million, or 9%, positive impact from foreign currency fluctuations, partially offset by higher employee costs, primarily related to stock price and Company performance, non-recurring legal settlement costs and investment spending related to global cost reduction initiatives, as well as the net $50 million negative impact from the divestitures of News America Marketing and Unruly in fiscal 2020.

■	Net cash provided by operating activities increased $457 million to $1.24 billion and free cash flow available to News Corp* increased $551 million to $731 million.
■
The Digital Real Estate Services segment saw a 49% increase in Segment EBITDA, primarily due to higher real estate revenues. Move’s real estate revenues, which represented 84% of its total revenues, grew 40%, primarily due to strong growth in both the traditional lead generation product and the referral model. REA Group’s revenues were driven by the positive impact from foreign currency fluctuations, higher Australian residential depth revenues and a $13 million contribution from the acquisition of Elara. Move was the single largest contributor to the Company’s Total Segment EBITDA growth, increasing its profit contribution by $100 million.

■	The Foxtel Group’s streaming products exceeded 2 million total paid subscribers as of year-end, driving 40% total paid subscriber growth to approximately 3.9 million.
■
Dow Jones’ Segment EBITDA grew 41% compared to the prior year, primarily driven by an increase in digital-only subscriptions, higher digital advertising revenues and higher revenues from professional information services, which were driven by 23% growth in Risk & Compliance products. In the fourth quarter, digital-only subscriptions to Dow Jones’ consumer products grew 26% and subscriptions to The Wall Street Journal reached nearly 3.5 million in the fourth quarter with digital-only subscriptions accounting for approximately 79% of the total subscription base, an increase from 75% in the prior year.

■	The Company entered multi-year partnership agreements with Google and Facebook for news content, which will benefit Dow Jones and News Media with annual revenue into nine figures.
■	Book Publishing continued to benefit from strong consumption patterns with 19% revenue growth. Digital sales increased 16%
*
Total Segment EBITDA and free cash flow available to News Corp are non-GAAP financial measures. For information on these metrics, as defined by the Company, including reconciliations to the most comparable GAAP measures, please see pages 42 and 50, respectively, of the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 filed with the SEC on August 10, 2021.

  2021 Proxy Statement  | 33

COMPENSATION DISCUSSION AND ANALYSIS
compared to the prior year, driven by higher e-book sales and continued growth in downloadable audiobook sales. Digital sales represented 22% of Consumer revenues for the year.
■
Revenues at the News Media segment declined primarily due to the divestitures of News America Marketing and Unruly in fiscal 2020, the closure or transition to digital of certain regional and community newspapers in Australia and continued declines in the print advertising market.

In conjunction with the Board’s approval of the fiscal 2021 budget in the fall of 2020, the Compensation Committee approved a financial target for the fiscal 2021 annual cash incentives, setting the midpoint of the target range for adjusted** Total Segment EBITDA at $763 million, based on the Company’s annual budget and strategic plan. The Company achieved adjusted Total Segment EBITDA of $1.304 billion, resulting in a calculated 200% maximum payout of the quantitative portion of the award. The Compensation Committee also evaluated each NEO’s achievements and contributions during fiscal 2021 to determine payouts of the qualitative portion of each NEO’s award ranging from 100% to 200%.
For the fiscal 2019-2021 PSUs, the Compensation Committee approved performance targets at the beginning of the performance period in conjunction with the Company’s long-range plan, setting the midpoints of the target ranges for cumulative adjusted** earnings per share (“EPS”) and cumulative adjusted** free cash flow (“FCF”) at $1.47 and $1.522 billion, respectively, and the target for total shareholder return (“TSR”) relative to the individual companies comprising the S&P 1500 Media Index at the 50th percentile. The Company achieved $1.33, $2.084 billion and the 72.7th percentile, respectively, during the performance period, resulting in a 145.1% overall payout for the fiscal 2019-2021 PSUs. For more information, please see “—Named Executive Officer Compensation— Payout of Fiscal 2019-2021 PSUs.”
**
Consistent with the framework set in advance for the annual cash incentive program and the fiscal 2019-2021 PSUs, the Compensation Committee approved adjustments to performance metric calculations for purposes of determining payouts. These adjustments can result in either increases or decreases to achieved results and are intended to ensure that award payments reflect the underlying performance of the Company’s business and are not artificially inflated or deflated due to unusual events. The framework provides for adjustments for acquisitions and dispositions of property and/or businesses, litigation expenses, changes in accounting provisions, restructuring and impairment charges, currency fluctuations, other non-recurring or unusual items, and the tax impact or minority interest of the foregoing. The Compensation Committee reviews and approves all adjustments to ensure they are consistent with the Compensation Committee’s philosophy on executive pay.

34 |   2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
NEO Compensation Program Practices
The Company’s executive compensation practices are designed to drive performance and support alignment with stockholders’ long-term interests:
What We Do
•	Majority of compensation is “at risk” - variable, performance-based compensation comprises significant majority of NEO compensation
•
Pay-for-performance philosophy - executive compensation is directly tied to Company and individual performance, with the majority of pay earned through the achievement of challenging goals aligned with Company strategy

•
Multiple performance metrics - balanced mix of diversified performance metrics measured over short- and long-term time horizons to incentivize and reward the achievement of multiple dimensions of our operational and long-term business strategy

•	Payouts of majority of NEO incentive compensation subject to achievement of rigorous performance targets - to ensure payouts are tied to Company outcomes
•	Capped payouts of annual cash incentives and long-term equity incentives
•	Incorporate ESG performance in incentive compensation - performance on ethics and compliance objectives directly impacts NEO annual cash incentive payouts
•	Clawback policies provide for recoupment, under certain circumstances, of performance-based cash and equity compensation
•	Stock ownership guidelines apply to the CEO, CFO, General Counsel and all Non-Executive Directors
•	Annual compensation risk assessment to ensure that compensation program does not encourage excessive risk-taking
•	Independent compensation consultant provides no other services to the Company
•	Regular stockholder feedback through annual say-on-pay vote and robust ongoing engagement program
What We Do Not Do
•	No guaranteed bonuses
•	No targeting of specific percentiles versus peers in setting compensation levels
•	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company
•	NEO employment agreements do not contain enhanced severance in the event of a change in control
•	No excise tax gross-ups or tax gross-ups on NEO perquisites
•	No hedging or pledging of Company stock held directly or received as equity compensation by Directors or employees, including the NEOs
•	No re-pricing of stock options or SARs without stockholder approval
•	No payment of dividend equivalents unless and until underlying performance- or time-based equity awards vest
•	No excessive NEO perquisites
•	No pension credit for years not worked; value of equity-based compensation not included in pension calculations
  2021 Proxy Statement  | 35

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Practices
How Executive Compensation Decisions Are Made
The Compensation Committee reviews each NEO’s compensation terms at the beginning of the fiscal year, taking into account relevant factors including the nature and scope of the NEO’s role and responsibilities, leadership and management experience, individual contributions, Company performance, achievement of strategic objectives, market compensation levels and industry and geographic considerations (as further described below under “—Comparative Market Data and Industry Trends”), retention considerations, the terms of the NEO’s employment agreement, tenure, prior compensation and internal pay parity. The Compensation Committee also considers feedback from stockholders gathered through regular engagement and the results of the annual say-on-pay vote.
NEOs do not participate in the Compensation Committee’s deliberations or decisions regarding their own compensation. Management and the Compensation Committee’s independent compensation consultant assist the Compensation Committee in determining NEO compensation by providing data, analyses and recommendations. In addition, the Executive Chairman and CEO present individual pay recommendations to the Compensation Committee for the other NEOs. These recommendations are based on their assessments of individual contributions, achievement of performance objectives and other factors. Following such review, the Compensation Committee approves the compensation terms for all NEOs other than the CEO, whose compensation terms are approved by the Board after considering the recommendation of the Compensation Committee.
Role of the Independent Compensation Consultant
During fiscal 2021, the Compensation Committee continued to retain Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant. FW Cook serves as an objective third-party advisor to the Compensation Committee on compensation matters, assessing the reasonableness of compensation levels in comparison with those of similarly situated companies and evaluating the effectiveness of the executive compensation program in supporting the Company’s strategic objectives. FW Cook reports directly to the Compensation Committee, which may replace the consultant or hire additional consultants at any time. In fiscal 2021, FW Cook supported the Compensation Committee by (i) attending Compensation Committee meetings; (ii) providing advice on the Company’s executive and Non-Executive Director compensation programs, incentive plan designs and compensation governance policies; (iii) preparing and presenting analyses on compensation levels, including competitive assessments of the Company’s practices and policies; (iv) evaluating the relationship between NEO pay and Company performance; and (v) assisting the Company in preparing compensation-related materials and disclosure as requested by the Compensation Committee. FW Cook provided no other services to and received no other fees or compensation from the Company.
In June 2021, the Compensation Committee considered FW Cook’s independence and the existence of potential conflicts of interest with FW Cook, including by considering the factors prescribed by Nasdaq listing rules and SEC rules. Based on such evaluation, the Compensation Committee determined that no conflict of interest exists.
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COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officer Compensation
Overview of Our Executive Compensation Program
The table below describes the objectives supported by each of our primary compensation elements, along with an overview of the key design features of each element.
Compensation Element	Key Features			How it Supports Our Compensation Philosophy
Base Salary	•	Provides a level of fixed pay appropriate to each executive’s role and responsibilities		•	Comprises a small portion of Total Direct Compensation, consistent with the Company’s pay-for-performance philosophy
	•	Reviewed annually by the Compensation Committee to ensure it remains appropriate		•	Competitive salary is necessary to attract and retain executive talent
Annual Cash Incentive	•	Two-thirds based on achievement of adjusted Total Segment EBITDA		•	Directly ties a significant portion of incentive compensation to achievement of a measurable financial goal aligned to budget
	•	One-third based on achievement of individual objectives		•	Rewards and promotes accountability for individual performance, including on strategic goals and ethics and compliance objectives
Long-Term Equity Incentive	•	70% awarded as PSUs		•	Rewards long-term value creation based on achievement of specified performance targets
		○	Cliff vesting after three-year performance period
		○	Payout range of 0-200% of target		• Aligns executives’ interests with the long-term interests of our stockholders
		○	Based on achievement on a balanced mix of metrics:
–40% on cumulative adjusted EPS
–40% on cumulative adjusted FCF
–20% on the Company’s relative TSR percentile*
		○	Tied to Company stock price		• Helps retain executives over a longer horizon
	•	30% awarded as RSUs		•	Supports talent attraction and retention by aligning to market practice
		○	Vest ratably over three years
		○	Tied to Company stock price
*
Pursuant to terms of his employment agreement, effective May 2019, at least $1,000,000 of Mr. Thomson’s aggregate long-term equity incentive target is to be solely based on the achievement of relative total stockholder return. See also “—Grant of Fiscal 2021-2023 Long-Term Equity Incentive.” The balance of his long-term equity incentive is weighted as set forth in this table.

Base Salary
The Compensation Committee, in conjunction with its independent compensation consultant, annually reviews the NEOs’ base salaries and makes appropriate adjustments subject to the terms of individual employment agreements. The base salaries for the NEOs other than Ms. Panuccio, who received a salary increase in connection with the renewal of her employment agreement in June 2020, were not increased for fiscal 2021. Mr. K.R. Murdoch’s base salary has remained unchanged since fiscal 2014 and Mr. Thomson’s base salary has remained unchanged since fiscal 2019. No increases to base salary are expected for fiscal 2022 for the NEOs, except for Mr. Pitofsky in connection with the renewal of his employment agreement in June 2021.
Performance-Based Incentive Compensation
Consistent with the Company’s pay-for-performance philosophy, and to promote alignment with
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COMPENSATION DISCUSSION AND ANALYSIS
stockholders’ interests, the majority of each NEO’s compensation is paid via two performance-based incentive components: the annual cash incentive and the long-term equity incentive, awarded in the form of PSUs and RSUs. The Compensation Committee selects the performance metrics and sets the performance targets for both incentive components at the start of each performance period. Establishment of the goals for fiscal 2021 incentive compensation occurred in November 2021 after the Compensation Committee considered the impact of COVID-19 on its annual budget and strategic plan. Performance targets are designed to be challenging yet reasonably achievable, in order to incentivize superior performance while maintaining focus on the Company’s long-term growth.
Fiscal 2021 Annual Cash Incentives
The Compensation Committee approved a framework for the NEOs’ annual cash incentives for fiscal 2021 that included a mix of quantitative and qualitative factors designed to support the achievement of critical operating goals of the
Company’s businesses, while also recognizing and rewarding the NEOs’ individual contributions.
Annual cash incentive awards are based two-thirds on the achievement of adjusted Total Segment EBITDA, and one-third on a qualitative assessment of individual performance. Adjusted Total Segment EBITDA was selected as the financial performance metric because it is a key measure of Company profitability for which the NEOs have direct responsibility.
The Compensation Committee also considers, based on a recommendation from the Audit Committee, management’s performance on ethics and compliance objectives, and determines whether, based on such performance, any reduction to the qualitative portion of the payout of the annual cash incentive is warranted. The Compensation Committee has determined to incorporate additional ESG goals as part of the determination of the qualitative portion of the NEOs’ annual cash incentive beginning in fiscal 2022.
The target annual cash incentives for the NEOs other than Ms. Panuccio, who received an increase in connection with the renewal of her employment agreement, were not increased for fiscal 2021. The Board (in the case of Mr. Thomson) and the Compensation Committee (in the case of the other NEOs) approved the following target and maximum amounts for the fiscal 2021 annual cash incentives:
	Fiscal 2021 Annual Cash Incentive
Named Executive Officer	Target	Maximum
K. Rupert Murdoch	$2,000,000	$4,000,000
Robert J. Thomson	$5,000,000	$10,000,000
Susan Panuccio	$2,000,000	$4,000,000
David B. Pitofsky	$1,000,000	$2,000,000
For fiscal 2021, the Compensation Committee set a target range for adjusted Total Segment EBITDA of $725 to $801 million, based on the Company’s annual budget and strategic plan. The fiscal 2021 target range was set lower than the fiscal 2020 target range, in accordance with the annual budget, due primarily to: the expected impact of the COVID-19 pandemic; the deferral of certain sports rights costs in our Subscription Video Services segment from fiscal 2020 to fiscal 2021 in connection with the cancellation or postponement of sports events due to the pandemic; and the divestiture of News America Marketing in fiscal 2020.
Consistent with its past practice, the Committee approved a target range, rather than a specific amount, to better maintain alignment of actual payouts with underlying performance. Performance within the target range results in a payout of 100% for the quantitative portion of the annual cash incentive; this payout is interpolated on a linear basis for performance that falls between a threshold level and the target range or between the target range and a maximum level.
As set forth below, the Company’s actual adjusted Total Segment EBITDA performance resulted in the maximum payout of 200% pursuant to the performance curve previously established by the Compensation Committee for fiscal 2021. However, the Company’s actual performance for fiscal 2021 would have also resulted in the maximum payout of 200% if the fiscal 2021 target range had been set in accordance with the adjusted Total Segment EBITDA achievement for fiscal 2020.
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COMPENSATION DISCUSSION AND ANALYSIS
Adjusted Total Segment EBITDA

The Compensation Committee also considered each individual NEO’s significant and numerous contributions and strong leadership in the development and implementation of Company strategy. In assessing the NEOs’ performance and determining the appropriate award amounts, the Compensation Committee acknowledged the following specific achievements:
Named Executive Officer	Fiscal 2021 Achievements and Contributions
K. Rupert Murdoch Executive Chairman	•	Demonstrated exceptional leadership and delivered a record year for the Company in a fast-changing environment amid a global pandemic
	•	Strengthened the Company’s position as a global leader in news and information, book publishing, digital real estate platforms and services, and premium video content in Australia
•
Continued to grow audiences with record subscribers at Company mastheads across three continents and expanded into promising new platforms including through landmark deals with Google and Facebook expected to generate incremental revenue sources for the Company

	•	Continued leading the global industry campaign on content rights and revenue
	•	Provided intellectual leadership for the Company’s media properties
	•	Inspired executives and employees with his personal and professional commitment
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COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officer	Fiscal 2021 Achievements and Contributions
Robert J. Thomson Chief Executive Officer	•
Demonstrated exceptional leadership and delivered the Company’s most profitable financial year since its reincarnation in 2013, in a challenging and fast-changing business environment amid a primarily remote work environment

•
Led industry efforts to improve the terms of trade and generate incremental revenues, and reached agreements with tech platforms with annual revenue into nine figures, including a three-year deal with Google encompassing the creation of a subscription platform, ad revenue sharing and partnerships in audio journalism as well as video journalism on YouTube, and a deal with Facebook in Australia

•
Led the way in educating the public, regulators and investors globally about the impacts of the dominant tech platforms, culminating in societal scrutiny and regulatory action underway around the world

•
Advanced the Company’s strategy of simplification and investment in three core growth pillars, including through the acquisitions of Investor’s Business Daily by Dow Jones; Houghton Mifflin Harcourt's Books and Media segment by HarperCollins; and Mortgage Choice by REA Group

•
Maintained a relentless focus on costs and capital expenditures, accelerated the Company’s digital transformation and reached key milestones with record digital subscribers at mastheads across three continents, with over 2.7 million digital-only subscribers at The Wall Street Journal, approximately 810,000 digital subscribers with News Corp Australia and approximately 367,000 digital-only subscribers at The Times and Sunday Times of London

	•	Successfully completed the Company’s inaugural bond offering, which was met with strong investor demand and significantly enhanced the Company’s financial flexibility
•
Dow Jones recorded its first year as a separate reporting segment and significantly improved transparency, including through a successful investor day, which helped underpin a revaluation by the market resulting in a significant increase in value by the investment community

•
Book Publishing delivered record results, reaccelerated growth in digital and completed an acquisition of Houghton Mifflin Harcourt's Books and Media segment, which will expand its backlist and focus on young adults

•
Digital Real Estate Services experienced improved profitability led by Move, the operator of realtor.com®, posting record traffic, accelerating the pace of innovation and extending further into adjacencies, leading to an increase in value by the investment community; REA Group maintained its market leadership position while consolidating Elara and expanding into India

•
Foxtel continued to transform its business through a combination of over-the-top products including Kayo, which reached over 1 million paying subscribers and Binge, with over 700,000 paying subscribers; Foxtel’s improved financial performance has provided more flexibility and options and, following the completion of a A$650 million debt refinancing, Foxtel ended the year with an improved trajectory and outlook

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COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officer	Fiscal 2021 Achievements and Contributions
Susan Panuccio Chief Financial Officer	•
Provided leadership and ongoing support to the diverse businesses in the Company’s portfolio in their efforts to deliver record financial results in spite of the challenges due to COVID-19, while also playing a key role in Company-wide initiatives including execution of landmark deals

•
Advanced the Company’s strategy of simplification, and led the creation of a new reporting segment for Dow Jones to enhance transparency, enabling investors to better appreciate the inherent value and growth potential of Dow Jones with a highly successful Investor Day, and leading to a significant increase in value by the investment community

	•	Enhanced transparency and disclosure also resulted in an increase in valuation of realtor.com®, which was further supported by improved operating performance and the successful integration of Opcity
•
Maintained rigorous focus on costs and capital expenditures across the Company, and oversaw investment into three growth pillars with significant acquisitions including Investor’s Business Daily by Dow Jones; Houghton Mifflin Harcourt’s Books and Media segment by HarperCollins; and Mortgage Choice by REA Group

	•	Maintained a disciplined approach to M&A within a broader capital allocation framework
	•	Successfully completed the Company’s inaugural bond offering, which was met with strong investor demand and significantly enhanced the Company’s financial flexibility
	•	Maintained a healthy balance sheet to help weather near-term challenges while retaining the ability to invest for future growth and ending the year with a $2.2 billion cash position
	•	Significantly improved the Company's free cash flow profile including through capital efficiencies and working capital improvements
	•	Oversaw efforts to strengthen internal controls and ensure Sarbanes-Oxley Act compliance across the Company’s businesses
David B. Pitofsky General Counsel	•
Managed global legal strategy relating to dominant digital platforms, including engagement with regulators and legislators in multiple jurisdictions and negotiation of content deals with select platforms

•
Managed global litigation docket, including civil lawsuits arising out of U.K. newspaper matters and antitrust litigation brought by competitors against a former News America Marketing subsidiary, resulting in a settlement with Valassis

•
Oversaw legal and compliance effort around acquisitions and divestitures, including acquisitions of Investor's Business Daily by Dow Jones and Houghton Mifflin Harcourt’s Books and Media segment by HarperCollins

	•	Managed enhancements to compliance protocols, procedures and training, with continued emphasis on measuring the effectiveness of the Global Compliance Program and assessing COVID-related risks
	•	Oversaw the global data privacy compliance and information governance programs
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COMPENSATION DISCUSSION AND ANALYSIS
To calculate payouts of the NEOs’ fiscal 2021 annual cash incentives, the Compensation Committee determined that the Company’s adjusted Total Segment EBITDA was approximately $1.304 billion and, as a result, 200% of the quantitative portion of the annual cash incentives was achieved. In light of this achievement and the individual accomplishments described above, the Compensation Committee determined that the qualitative portion of the annual cash incentives were achieved in the amounts set forth below and approved fiscal 2021 annual cash incentive payouts for Mr. K.R. Murdoch, Ms. Panuccio and Mr. Pitofsky, and the Compensation Committee recommended and the Board approved the payout for Mr. Thomson, each as set forth below.
	Fiscal 2021 Total Annual Cash Incentive
Named Executive Officer	Target	Quantitative Performance			Qualitative Performance
		2/3 of Target	Multiple	Subtotal A	1/3 of Target	Multiple	Subtotal B	Calculated
K. Rupert Murdoch	$2,000,000	$1,333,333	200%	$2,666,667	$666,667	100%	$666,667	$3,333,333
Robert J. Thomson	$5,000,000	$3,333,333	200%	$6,666,667	$1,666,667	200%	$3,333,333	$10,000,000
Susan Panuccio	$2,000,000	$1,333,333	200%	$2,666,667	$666,667	150%	$1,000,000	$3,666,667
David B. Pitofsky	$1,000,000	$666,667	200%	$1,333,333	$333,333	140%	$466,667	$1,800,000
Grant of Fiscal 2021-2023 Long-Term Equity Incentive
In August 2020, the Compensation Committee determined the target value of the fiscal 2021-2023 long-term equity incentive for each NEO, which was converted to a target number of shares based on the closing price of the Company’s Class A Common Stock on August 14, 2020, the trading day immediately prior to August 15, 2020.
At a subsequent meeting of the Compensation Committee, following a review of the Company’s long-term equity incentive program along with peer and market data, the Compensation Committee, with advice from its independent compensation consultant, determined to award a mix of performance- and time-based equity awards to the NEOs. The target value of the awards granted to Mr. K.R. Murdoch, Ms. Panuccio and Mr. Pitofsky was granted approximately 70% in the form of PSUs based on the metrics outlined below and approximately 30% in the form of RSUs. For the award granted to Mr. Thomson, $1,000,000, or 14.3%, of the target value was granted in the form of PSUs based solely on the achievement of relative TSR, in line with the terms of his employment agreement as amended in May 2019.
The remaining $6 million, or 85.7%, in target value was granted 70% in the form of PSUs based on the metrics outlined below and 30% in the form of RSUs. The Compensation Committee believes granting a mix of time-based and performance-based equity awards serves to focus the NEOs on the Company’s long-term success, while encouraging retention and deterring excessive risk-taking.
Payouts of the fiscal 2021-2023 PSUs will be determined based on the achievement of performance targets established by the Compensation Committee in November 2020 reflecting the Company’s long-range plan. The performance metrics and their respective weightings for the fiscal 2021-2023 PSUs are generally as follows:
■	40% based on cumulative adjusted EPS;
■	40% based on cumulative adjusted FCF; and
■
20% based on the Company’s three-year TSR percentile relative to the individual companies comprising the S&P 1500 Media Index (with a target of 50th percentile and performance curve consistent with prior years).

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COMPENSATION DISCUSSION AND ANALYSIS
After the end of the performance period, the Compensation Committee will evaluate the Company’s actual performance against the targets set by the Compensation Committee at the start of the period and determine payouts for the NEOs using the following formula:

Final PSU awards will cliff vest on the August 15th following the completion of the three-fiscal-year performance period, subject generally to continued service through such date.
RSUs granted to the NEOs will vest ratably in thirds on the first, second and third August 15th following the end of the fiscal year of grant.
Equity awards granted to Ms. Panuccio and Mr. Pitofsky are settled net of taxes in shares of Class A Common Stock. Equity awards granted to Messrs. K.R. Murdoch and Thomson are settled net of taxes in cash rather than stock pursuant to the Company’s policy of settling Directors’ equity awards in cash to address certain requirements of the Australian Securities Exchange (the “ASX”).
Accordingly, PSUs granted to the NEOs are fully at risk for financial performance during the three-year performance period and for stock price performance until their vesting date. RSUs granted to the NEOs are fully at risk for stock price performance until their respective vesting dates.
The Compensation Committee approved the target values resulting in the corresponding target shares set forth below for the NEOs’ fiscal 2021-2023 PSUs and RSUs.
	Fiscal 2021-2023 Long-Term Equity Incentive Awards
Named Executive Officer	Target Value	Target PSUs	RSUs	Total
K. Rupert Murdoch	$2,000,000	91,325	39,138	130,463
Robert J. Thomson	$7,000,000	339,205	117,416	456,621
Susan Panuccio	$2,200,000	100,457	43,052	143,509
David B. Pitofsky	$1,400,000	63,927	27,397	91,324
The NEOs receive dividend equivalents on earned PSUs and RSUs, in order to further align our executive compensation with total return to stockholders. Such dividend equivalents are represented by additional PSUs or RSUs, as applicable, are subject to the same performance- and/or time-based vesting conditions as the underlying PSUs or RSUs and are payable when, and only to the extent that, the underlying PSUs or RSUs vest.
Payout of Fiscal 2019-2021 PSUs
The NEOs’ fiscal 2019-2021 long-term equity incentive was granted solely in the form of PSUs. In August 2018, the Compensation Committee approved the grant of the fiscal 2019-2021 PSUs. The payout of the fiscal 2019-2021 PSUs was based on the achievement of performance targets established by the Compensation Committee at the beginning of the three-year performance period that ended on June 30, 2021. The performance metrics and their respective weightings were generally the same as those established for the fiscal 2021-2023 PSUs, as follows:
■	40% based on cumulative adjusted EPS;
■	40% based on cumulative adjusted FCF; and
■	20% based on the Company’s three-year TSR percentile relative to the individual companies comprising the S&P 1500 Media Index.
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COMPENSATION DISCUSSION AND ANALYSIS
For the cumulative adjusted EPS and cumulative adjusted FCF metrics, performance within the target range results in a payout of 100% for that metric; the payout is interpolated on a linear basis for performance that falls between a threshold level and the target range or between the target range and a maximum level. The Company’s actual performance versus the performance curve established by the Compensation Committee for each metric over the three-year performance period is set forth below:

Based on such performance, the Compensation Committee determined the final payout multiplier on the fiscal 2019-2021 PSUs of 145.1%, as set forth below:
Metric	Metric Weighting	Target (Range)	Achieved	Payout Multiplier
Cumulative adjusted EPS	40%	$1.32 - $1.62	$1.33	40.0%
Cumulative adjusted FCF	40%	$1.370 - $1.674 billion	$2.084 billion	67.0%
Relative TSR percentile	20%	50th	72.7th	38.2%
				145.1%*
*	May not sum due to rounding.
The payout multiplier was then applied to each NEO’s target shares, resulting in vesting on August 15, 2021 as indicated below:
	Payout of Fiscal 2019-2021 PSUs
Named Executive Officer	Target Shares*	Payout Multiplier	Final PSU Award
K. Rupert Murdoch	132,573	145.1%	192,363
Robert J. Thomson	397,727	145.1%	577,101
Susan Panuccio	99,427	145.1%	144,268
David B. Pitofsky	82,856	145.1%	120,224
*	Includes dividend equivalents, which vested at the same time and were subject to the same payout multiplier as the underlying award.
Retirement Benefits
The Company provides retirement benefits through a 401(k) plan as well as the News Corp Restoration Plan (the “Restoration Plan”), an unfunded nonqualified defined contribution plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO, CFO and General Counsel. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Internal Revenue Code of 1986, as amended (the “Tax Code”). For additional information on the Restoration Plan, please see the
“Nonqualified Deferred Compensation Table” and its accompanying footnotes and “Description of Restoration Plan” in the section titled “Executive Compensation” below. Mr. K.R. Murdoch does not participate in the Company’s retirement plans.
Mr. Thomson and Ms. Panuccio are also entitled to pension benefits accrued prior to the separation of the Company’s businesses from its former parent, 21st Century Fox, on June 28, 2013 (the “Separation”) under certain U.S.-qualified, U.K.-registered (qualified) and/or U.K. unfunded nonqualified defined benefit plans in connection with services rendered to 21st Century Fox. The liabilities for such benefits have
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COMPENSATION DISCUSSION AND ANALYSIS
been assumed by the Company, and following the Separation, there were no further accruals under these arrangements. For additional information on these arrangements, please see the “Pension Benefits Table” and its accompanying footnotes, and “Description of Pension Benefits” in the section titled “Executive Compensation” below. In addition, Ms. Panuccio has an Australia-based benefit related to prior service outside the U.S.
Perquisites
The NEOs are provided with limited perquisites that the Compensation Committee believes are reasonable and consistent with the Company’s overall compensation philosophy. Perquisites constitute a small percentage of each NEO’s total compensation package. The perquisites received by each NEO in fiscal 2021 are reported as required in the “Summary Compensation Table” and its accompanying footnotes in the section titled “Executive Compensation” below.
Comparative Market Data and Industry Trends
The Compensation Committee considers compensation data and practices of a group of peer companies (the “Peer Group”), as well as current market trends and practices generally, in designing competitive and appropriate compensation packages for the NEOs. The Compensation Committee believes that a competitive executive compensation program is essential to attract and retain talented executives with the requisite skills and experience to successfully manage the Company’s businesses. The Compensation Committee considers both individual elements of compensation and total compensation of similarly situated executives at companies in the Peer Group. Given the Company’s diverse business portfolio, which is comprised of operating companies across multiple industries and markets, the Compensation Committee believes that strict “benchmarking” against the Peer Group does not provide a broad enough view for establishing executive compensation and it does not set compensation targets for the NEOs at a specific percentile of the Peer Group.
The Compensation Committee, with advice from its independent compensation consultant, annually reviews the Peer Group and approves updates to its composition as necessary to better reflect the Company’s competitive landscape and account for any corporate changes and reorganizations among the Peer Group.
The Company’s Peer Group is designed to include:
■	Companies with significant content production operations, including online/digital, print and television;
■	Companies of comparable financial size (the Company’s revenue was at the 44th percentile among the fiscal 2021 Peer Group at the time of its selection in April 2020);
■	Competitors for key executive level talent;
■	Companies with a significant portion of revenue generated outside the United States; and
■	Companies within the same General Industry Classification Standards (GICS) code as the Company.
In reviewing the Peer Group, the Compensation Committee also considers the companies identified as the Company’s peers by proxy advisory firms. For fiscal 2021, the Company removed CBS Corporation from the Peer Group following its combination with Viacom Inc.
Fiscal 2021 Peer Group
•	Daily Mail and General Trust plc	•	Netflix, Inc.
•	Discovery, Inc.	•	Omnicom Group Inc.
•	DISH Network Corporation	•	Sirius XM Holdings Inc.
•	IAC/InterActiveCorp	•	TEGNA Inc.
•	The Interpublic Group of Companies, Inc.	•	ViacomCBS Inc.
•	Liberty Global plc
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COMPENSATION DISCUSSION AND ANALYSIS
In April 2021, the Compensation Committee reviewed the fiscal 2021 Peer Group with its independent compensation consultant and determined to add six additional companies to the Peer Group for fiscal 2022, expanding its size from 11 to 17 companies, in order to appropriately reflect the Company’s business operations and financial size.
Fiscal 2022 Peer Group
•	Booking Holdings, Inc.	•	Netflix, Inc.
•	Daily Mail and General Trust plc	•	Nexstar Media Group, Inc.
•	Discovery, Inc.	•	Omnicom Group Inc.
•	DISH Network Corporation	•	Sirius XM Holdings Inc.
•	FactSet Research Systems Inc.	•	TEGNA Inc.
•	Fox Corporation	•	Thomson Reuters Corporation
•	IAC/InterActiveCorp	•	ViacomCBS Inc.
•	The Interpublic Group of Companies, Inc.	•	Zillow Group, Inc.
•	Liberty Global plc
Severance Arrangements
Mr. Thomson, Ms. Panuccio and Mr. Pitofsky are each party to a negotiated employment agreement that provides for certain payments and benefits upon his or her separation from the Company. Mr. Pitofsky’s employment agreement was most recently amended in June 2021. Mr. K.R. Murdoch is party to a letter agreement that contains termination provisions relating to annual and long-term incentive awards. Such employment agreements and provisions relating to severance arrangements are more fully described under “Executive Compensation—Potential Payments upon Termination.” None of the NEOs’ employment agreements provides benefits that are triggered in whole or in part solely by a change in control of the Company (i.e., the agreements do not provide automatic single trigger benefits).
The Company believes that providing appropriate severance benefits helps attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through confidentiality, non-competition and other restrictive covenants in the event of an executive’s termination.
Stock Ownership Guidelines for Executive Officers
The Compensation Committee has adopted stock ownership guidelines for the CEO, CFO and General Counsel, which require each such executive officer to maintain a substantial stake in the Company to help promote a long-term focus and further align the interests of executives with those of other Company stockholders. The CEO’s stock ownership guideline is five times base salary, the CFO’s stock ownership guideline is two times base salary and the General
Counsel’s stock ownership guideline is one times base salary. Directly held shares and unvested equity awards (whether cash- or stock-settled) count toward the stock ownership guidelines. Each executive officer has five years following appointment to a position that is subject to a stock ownership guideline to comply with such requirement. The CEO, CFO and General Counsel are each currently in compliance with their respective requirements.
Clawback Policies
The Board has adopted policies requiring the recoupment of performance-based cash and equity compensation paid to the NEOs and certain other executives in the event of certain financial restatements and of other bonus compensation to all executives in certain cases of misconduct, to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the policies.
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Prohibition on Hedging and Pledging of News Corporation Stock
The Company prohibits all Directors and employees, including the NEOs, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities, including options, warrants, stock appreciation rights or similar rights whose value is derived from the value of the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put or call option contracts, straddles and similar instruments designed to offset the risks of ownership of the Company’s securities. However, holding and exercising employee stock options, restricted stock units (“RSUs”) or other equity-based awards granted under the Company’s equity compensation plans is not prohibited.
Directors and employees, including the NEOs, are also prohibited from hedging or pledging any Company securities that they hold directly or have received as equity compensation.
Compensation Deductibility Policy
Section 162(m) of the Tax Code, as amended by the Tax Cuts and Jobs Act of 2017, generally prohibits the deduction as a compensation expense of executive compensation in excess of $1 million per year. The Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary, annual cash incentives and long-term equity incentives, in order to provide appropriate compensation. While accounting and tax treatment are relevant issues to consider, the Compensation Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in nondeductible compensation expenses for tax purposes.
  2021 Proxy Statement  | 47

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021.
THE COMPENSATION COMMITTEE:
Masroor Siddiqui (Chair)
Natalie Bancroft
Peter L. Barnes
RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES
The Compensation Committee is responsible for reviewing the compensation policies and practices of the Company and its subsidiaries to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company. At the direction of the Compensation Committee, members of senior management conducted a risk assessment involving the collection and review of information regarding pay practices and risk-mitigation factors at the Company. Following an analysis of the results of the risk assessment with the Compensation Committee, the Compensation Committee concluded that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs include features designed to discourage undue risk-taking by employees, including significant management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped and recoupment provisions for bonus compensation granted to the NEOs and certain other senior executives in the event of certain financial restatements or certain other instances.
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Summary Compensation Table
The following table sets forth information with respect to total compensation for the Company’s NEOs for fiscal 2021, 2020 and 2019, respectively.
Name and Principal Position	Fiscal Year	Salary(a)	Stock Awards(b)	Non-Equity Incentive Plan Compensation(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(d)	All Other Compensation(e)	Total
K. Rupert Murdoch	2021	$1,000,000	$2,420,098	$3,333,333	$—	$—	$6,753,431
Executive Chairman	2020	$1,000,000	$2,355,749	$—	$—	$—	$3,355,749
	2019	$1,000,000	$1,839,340	$2,200,000	$—	$—	$5,039,340
Robert J. Thomson	2021	$3,000,000	$9,113,642	$10,000,000	$523,259	$387,944	$23,024,845
Chief Executive Officer	2020	$3,000,000	$8,658,269	$1,250,000	$209,572	$417,360	$13,535,201
	2019	$3,000,000	$5,484,272	$5,500,000	$336,056	$427,331	$14,747,659
Susan Panuccio	2021	$1,400,000	$2,645,584	$3,666,667	$186,496	$161,627	$8,060,374
Chief Financial Officer	2020	$1,300,000	$2,047,798	$1,312,500	$89,316	$188,702	$4,938,316
	2019	$1,300,000	$1,353,860	$1,650,000	$112,327	$201,908	$4,618,095
David B. Pitofsky	2021	$1,100,000	$1,692,062	$1,800,000	$—	$101,575	$4,693,637
General Counsel	2020	$1,100,000	$1,638,382	$750,000	$—	$123,421	$3,611,803
	2019	$1,100,000	$1,135,127	$1,100,000	$—	$121,940	$3,457,067
(a)
The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements or compensation arrangements. Fiscal 2021, fiscal 2020 and fiscal 2019 each included 52 weeks.

(b)
The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during the applicable fiscal year calculated based on the probable outcome of performance conditions as of the date of grant in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assuming the maximum level of performance, the grant date fair value of the fiscal 2021-2023 stock awards would be: $4,195,559 for Mr. K.R. Murdoch; $16,293,333 for Mr. Thomson; $4,582,072 for Ms. Panuccio; and $2,932,879 for Mr. Pitofsky. The actual value, if any, the executives will realize for these awards is a function of the value of the underlying shares if and when these awards vest and the level of attainment of the applicable performance targets. Please see the “Grants of Plan-Based Awards Table” below for more information regarding the stock awards granted in fiscal 2021. For additional information on how we account for equity-based compensation, see Note 13 to our consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 filed with the SEC on August 10, 2021.

(c)
The amounts reported in this column for fiscal 2020 reflect reduced annual cash incentive payments under the voluntary decisions by Mr. K.R. Murdoch to forgo all of his fiscal 2020 annual cash incentive, Mr. Thomson to forgo 75% of his fiscal 2020 target annual cash incentive and Ms. Panuccio and Mr. Pitofsky to forgo 25% of their fiscal 2020 target annual cash incentives, which were made in light of the Company’s increased focus on costs amidst the COVID-19 pandemic prior to any determination by the Compensation Committee of the calculated payout of such awards.

(d)
Changes in pension value as reported in the “Summary Compensation Table” are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 60 and other assumptions used in preparing our consolidated financial statements for fiscal 2021, fiscal 2020 and fiscal 2019. The change from year to year in actuarial present value for each NEO’s accumulated pension benefits under the applicable Company pension plans is subject to market volatility and may not represent, nor does it affect, the value that a NEO will actually accrue under the Company’s pension plans during any given fiscal year. Changes in pension value are denominated in British pounds sterling, and have been converted into U.S. dollars for fiscal 2021 using the average exchange rate for fiscal 2021, which was 1 USD = 0.7439 GBP, as reported on Bloomberg. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred compensation plan or on any other basis that is not tax-qualified.

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EXECUTIVE COMPENSATION
(e)
“All Other Compensation” paid in fiscal 2021 is calculated based on the aggregate incremental cost to the Company. To the extent the value of all perquisites and personal benefits did not exceed $10,000 in a given fiscal year for any NEO, such amounts are not disclosed below or in the table above as permitted under SEC rules. The amounts included in this column for fiscal 2021 comprise the following:

	K. Rupert Murdoch	Robert J. Thomson	Susan Panuccio	David B. Pitofsky
Perquisites
Tax Planning Services	$—	$—	$12,685(1)	$—
Other
Company Contributions to 401(k) Plan	$—	$15,275	$15,704	$15,775
Company Contributions to Restoration Plan	$—	$217,800	$133,238	$85,800
Life Insurance	$—	$154,869(2)	$—	$—
Total	$—	$387,944	$161,627	$101,575
(1)	Represents tax planning services relating to Ms. Panuccio’s relocation from Australia to the United States in connection with her appointment as CFO.
(2)	The life insurance premium provided to Mr. Thomson is a legacy benefit from his previous employment by 21st Century Fox in the U.K. in periods prior to the Separation.
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Grants of Plan-Based Awards Table
The following table sets forth information with respect to grants of plan-based awards to the NEOs during fiscal 2021.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	Grant Date Fair Value of Stock Awards(a)
		Threshold	Target	Maximum	Threshold	Target	Maximum
K. Rupert Murdoch		$1,000,000	$2,000,000	$4,000,000
	11/10/2020(b)				9,134	91,325	182,650		$1,696,453
	11/10/2020(b)							39,138	636,775
	10/14/2020(c)				263	2,615	5,230		39,906
	10/14/2020(c)							275	3,900
	4/14/2021(c)				146	1,442	2,884		39,102
	4/14/2021(c)							150	3,962
									$2,420,098
Robert J. Thomson		$2,500,000	$5,000,000	$10,000,000
	11/10/2020(b)				27,399	273,973	547,946		$5,089,322
	11/10/2020(b)				32,618	65,232	130,464		1,813,450
	11/10/2020(b)							117,416	1,910,358
	10/14/2020(c)				787	7,852	15,704		119,829
	10/14/2020(c)				495	986	1,972		22,600
	10/14/2020(c)							822	11,656
	4/14/2021(c)				435	4,330	8,660		117,414
	4/14/2021(c)				274	544	1,088		17,076
	4/14/2021(c)							452	11,937
									$9,113,642
Susan Panuccio		$1,000,000	$2,000,000	$4,000,000
	11/10/2020(b)				10,047	100,457	200,914		$1,866,089
	11/10/2020(b)							43,052	700,456
	10/14/2020(c)				233	2,317	4,634		35,703
	10/14/2020(c)							302	4,282
	4/14/2021(c)				129	1,278	2,556		34,696
	4/14/2021(c)							165	4,358
									$2,645,584
David B. Pitofsky		$500,000	$1,000,000	$2,000,000
	11/10/2020(b)				6,394	63,927	127,854		$1,187,508
	11/10/2020(b)							27,397	445,749
	10/14/2020(c)				178	1,762	3,524		26,955
	10/14/2020(c)							192	2,723
	4/14/2021(c)				99	971	1,942		26,354
	4/14/2021(c)							105	2,773
									$1,692,062
(a)
Reflects the right to receive the U.S. dollar value of shares of Class A Common Stock, other than for Ms. Panuccio and Mr. Pitofsky, who will receive shares of Class A Common Stock, that may be earned upon vesting of the PSUs and RSUs, assuming, in the case of PSUs, the achievement of target performance levels (i.e., 100% of target PSUs) during the applicable performance period. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Grant of Fiscal 2021-2023 Long-Term Equity Incentive” for a discussion of the performance metrics applicable to the fiscal 2021-2023 PSUs.

(b)	Represents the fiscal 2021-2023 PSUs and RSUs. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Grant of Fiscal 2021-2023 Long-Term Equity Incentive.”
(c)	Represents dividend equivalents granted on the fiscal 2019-2021, fiscal 2020-2022 and fiscal 2021-2023 PSUs and the fiscal 2021-2023 RSUs.
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Outstanding Equity Awards Table
The following table sets forth information with respect to each of the NEOs’ outstanding equity awards as of the end of fiscal 2021.
Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested(a)	Market Value of Shares or Units of Stock That Have Not Vested(a)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b)(c)
K. Rupert Murdoch	231,926	$5,967,456	246,149	$6,333,414
Robert J. Thomson	695,791	$17,902,702	881,314	$22,676,209
Susan Panuccio	187,787	$4,831,760	236,152	$6,076,191
David B. Pitofsky	147,918	$3,805,930	172,304	$4,433,382
(a)
Represents (i) cash-settled RSUs, other than for Ms. Panuccio and Mr. Pitofsky, who received stock-settled RSUs, granted as part of the fiscal 2021-2023 RSU award and dividend equivalents thereon, which vest in one-third installments on August 15, 2021, August 15, 2022 and August 15, 2023; and (ii) cash-settled PSUs, other than for Ms. Panuccio and Mr. Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2019-2021 PSU award and dividends equivalents thereon, which were subject to a performance period ending on June 30, 2021 and remained subject to time-based vesting through August 15, 2021.

(b)	Calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 25, 2021, the last trading day of fiscal 2021, of $25.73.
(c)
Represents PSUs, including dividend equivalents, which remain subject to performance criteria and have not yet vested as of the end of fiscal 2021. In accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the maximum performance level. The number of PSUs, if any, realized by NEO will depend on the actual performance level achieved by the Company for the applicable performance period. The respective performance periods and vesting dates for PSUs that remain subject to performance criteria and have not yet vested as of the end of fiscal 2021 are set forth below:

Name	Number of PSUs That Have Not Vested	Performance Period	Vesting Date
K. Rupert Murdoch	92,312(1)	7/1/2020 to 6/30/2023	8/15/2023
	153,837(2)	7/1/2019 to 6/30/2022	8/15/2022
Robert J. Thomson	342,879(1)	7/1/2020 to 6/30/2023	8/15/2023
	538,435(2)	7/1/2019 to 6/30/2022	8/15/2022
Susan Panuccio	101,544(1)	7/1/2020 to 6/30/2023	8/15/2023
	134,608(2)	7/1/2019 to 6/30/2022	8/15/2022
David B. Pitofsky	64,619(1)	7/1/2020 to 6/30/2023	8/15/2023
	107,685(2)	7/1/2019 to 6/30/2022	8/15/2022
(1)
Represents the target number of unvested, cash-settled PSUs, other than for Ms. Panuccio and Mr. Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2021-2023 PSU award, and dividend equivalents thereon. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Grant of Fiscal 2021-2023 Long-Term Equity Incentive” for details.

(2)
Represents the target number of unvested, cash-settled PSUs, other than for Ms. Panuccio and Mr. Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2020-2022 PSU award, and dividend equivalents thereon.

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Option Exercises and Stock Vested Table
The following table sets forth information with respect to each vesting of stock, including PSUs, for each of the NEOs during fiscal 2021.
Name	Stock Awards
	Number of Shares Acquired on Vesting(a)	Value Realized on Vesting
K. Rupert Murdoch	191,108	$2,929,686
Robert J. Thomson	477,777	$7,324,321
Susan Panuccio	105,106	$1,611,275
David B. Pitofsky	81,217	$1,245,057
(a)
Represents the number of cash-settled PSUs, other than for Ms. Panuccio and Mr. Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2018-2020 PSU award, and dividends thereon, all of which vested on August 15, 2020.

Pension Benefits Table
The following table sets forth information with respect to each Company defined benefit plan that provides payments in connection with retirement with respect to each of the NEOs at the end of fiscal 2021.
Name(a)	Plan Name	Number of Years Credited Service(b)	Present Value of Accumulated Benefit(c)	Payments During Last Fiscal Year
Robert J. Thomson	News International Pension and Life Assurance Plan for Senior Executives	6	$1,326,977	—
	News International Unapproved Pension and Life Assurance Plan	6	$989,474	—
	Employer-Financed Retirement Benefits Scheme	5	$2,135,100	—
Susan Panuccio	News International Pension and Life Assurance Plan for Senior Executives	2	$1,032,410	—
(a)	Neither Mr. K.R. Murdoch nor Mr. Pitofsky participates in the Company’s pension plans.
(b)	Reflects years of credited service as of the time each respective plan was frozen to future benefit accruals. Mr. Thomson and Ms. Panuccio actually each have 19 years of service with the Company.
(c)
Calculated assuming commencement of benefits at age 60, using a discount rate of 1.82% in the case of the Registered Plan (as defined below) and 1.87% in the case of the Supplementary Plan (as defined below) and the EFRBS (as defined below), with a retail price index inflation assumption of 3.25% and a mortality assumption of SAPS with a 1.25% per annum long-term rate of improvement. Pension and retirement benefits are denominated in British pounds sterling, and have been converted into U.S. dollars using the spot exchange rate as of June 25, 2021, the last trading day of fiscal 2021, which was 1 USD = 0.7204 GBP, as reported on Bloomberg.

Description of Pension Benefits
Mr. Thomson and Ms. Panuccio have pension benefits from Company-sponsored plans that were earned in connection with their employment in periods prior to the Separation by News International and News UK, divisions of the Company which at the time were divisions of the Company’s former parent. The News International Pension and Life Assurance Plan for Senior Executives (the “Registered Plan”) provides select U.K. executives with pension benefits for services rendered. The Registered Plan was frozen to additional future benefits effective March 31, 2011 and benefits are determined using formulas that were based on the period of employment through such date. The applicable formula for Mr. Thomson and Ms. Panuccio was an annual benefit accrual of 1/45th of pensionable salary (limited to the pension salary cap where applicable) and is payable at age 60 in the form of a member annuity plus a 50% survivor annuity. The benefit at retirement is adjusted annually in payment for inflation as measured by the lesser of the change in the consumer price index or retail price index, subject to a cap of 5%.
Mr. Thomson also has an accrued benefit in the News International Unapproved Pension and Life Assurance Plan (the “Supplementary Plan”). The
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Supplementary Plan is a non-registered plan that provides benefits that were not available in the Registered Plan as a result of the application of the U.K. statutory earnings cap and was also frozen to additional future benefits effective March 31, 2011. Upon Mr. Thomson’s transfer to the U.S. in 2008, the Company extended to Mr. Thomson benefits through the Employer-Financed Retirement Benefits Scheme (the “EFRBS”) equivalent to the benefit amounts provided by the Registered Plan and the
Supplementary Plan. The EFRBS is subject to Section 409A of the Tax Code, and the full commuted value of the EFRBS benefit is payable as a single lump sum upon separation of employment. The EFRBS was frozen as of June 30, 2013 for future service.
The Registered Plan and the EFBRS provide for a 4% per year reduction in benefits for each year before age 60 that the executive retires.
Nonqualified Deferred Compensation Table
Certain highly compensated employees are eligible to participate in the Restoration Plan. The following table sets forth information with respect to the Restoration Plan at the end of fiscal 2021.
Name(a)	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(b)	Aggregate Earnings in Last Fiscal Year(c)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(d)
Robert J. Thomson	—	$217,800	$476,594	—	$2,881,260
Susan Panuccio	—	$133,238	$147,160	—	$681,382
David B. Pitofsky	—	$85,800	$168,232	—	$878,055
(a)	Mr. K.R. Murdoch does not participate in the Restoration Plan.
(b)	Amounts reported in this column are included in the “All Other Compensation” column of the “Summary Compensation Table” for fiscal 2021.
(c)	None of these earnings are included in the “Summary Compensation Table” for fiscal 2021, as none were preferential or above-market.
(d)
Amounts reported in this column include the following amounts that were reported as compensation to the NEOs in the “Summary Compensation Table” in the Company’s previous proxy statements: $1,723,842 for Mr. Thomson; $358,214 for Ms. Panuccio; and $483,237 for Mr. Pitofsky.

Description of Restoration Plan
The Restoration Plan is a nonqualified unfunded defined contribution retirement plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO, CFO and General Counsel. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Tax Code.
Under the Restoration Plan, participants whose employer contributions under the Company’s qualified retirement plans are limited by the Tax Code are eligible to receive an amount credited to their account equal to 5.5% of their compensation in excess of the compensation limits of the Tax Code, subject to a compensation cap of $5,000,000 for each of the CEO, CFO and General Counsel. The amounts credited to each participant’s account are fully vested following attainment of two years of service with the Company. Participants in the plan have the ability to direct their assets into the same fund choices available through the Company’s U.S. qualified retirement plans. Amounts in a participant’s account will be credited with gains and losses associated to the participant’s fund elections. Participants will receive distributions of vested benefits upon termination of employment in accordance with the payment schedule set forth under the plan rules.
Potential Payments upon Termination
The employment agreements of Mr. Thomson, Ms. Panuccio and Mr. Pitofsky provide for certain payments and benefits upon their respective separations from the Company. In addition, a letter agreement with Mr. K.R. Murdoch contains certain termination provisions relating to his performance-based annual bonus and outstanding equity awards. These provisions are summarized below. Furthermore, the Company’s equity award agreements include certain termination-related vesting provisions.
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K. Rupert Murdoch
On June 27, 2014, the Company entered into a letter agreement with Mr. K.R. Murdoch (the “KRM Letter Agreement”) to address the treatment of his annual bonus and long-term equity incentives upon the occurrence of certain terminations of his employment with the Company. For additional information regarding the methodology and calculation of the annual bonus and long-term equity incentives, see “Compensation Discussion and Analysis—Named Executive Officer Compensation” above.
Pursuant to the terms of the KRM Letter Agreement and his currently outstanding equity award agreements, if the employment of Mr. K.R. Murdoch is terminated due to death or disability, he will be entitled to receive:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■
for PSUs, if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any outstanding equity awards, calculated and paid at the end of the applicable performance period as if no termination occurred, and for RSUs, immediate vesting of all outstanding unvested RSUs in the event of his death and continued vesting of outstanding RSUs for a period of three years in the event of his permanent disability.

For purposes of the KRM Letter Agreement, the term “disability” means if Mr. K.R. Murdoch is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months. Under the Company’s 2013 Long-Term Incentive Plan (the “LTIP”), the term “permanent disability” generally has the same meaning as such term or a similar term has in the applicable Company employer’s long-term disability policy.
If Mr. K.R. Murdoch’s employment is terminated for cause, he will be entitled to receive:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational performance as compared to the Company’s annual budget, provided that any threshold criteria established by the Compensation Committee as a condition of payment of the annual bonus is satisfied; and

■
if such termination event occurs within the second or third fiscal year of any applicable performance period, the pro-rata value of any outstanding equity awards, calculated at the end of the applicable performance period based on (a) the payout that he would have received if no termination had occurred multiplied by (b)(1) the number of days he was employed by the Company during the applicable performance period divided by (2) the total number of days in such performance period.

For purposes of the KRM Letter Agreement, the term “cause” means (a) a deliberate and material breach by Mr. K.R. Murdoch of his duties and responsibilities that results in material harm to the Company and its affiliates which breach is committed without reasonable belief that such breach is in, or not contrary to, the best interests of the Company, and is not remedied within 30 days after written notice specifying such breach, (b) Mr. K.R. Murdoch’s plea of guilty or nolo contendere to, or nonappealable conviction of, a felony, which conviction or plea causes material damage to the Company’s reputation or financial position or (c) Mr. K.R. Murdoch’s addiction to drugs or alcohol that results in a material breach of his duties and responsibilities and that results in material harm to the Company and its affiliates, which addiction is not remedied within 30 days after receipt of written notice specifying such breach.
If Mr. K.R. Murdoch’s employment is terminated other than for cause, including due to retirement, he will be entitled to receive:
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■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational performance as compared to the Company’s annual budget, provided that any threshold criteria established by the Compensation Committee as a condition of payment of the annual bonus is satisfied; and

■
if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any outstanding PSUs, calculated and paid at the end of the applicable performance period as if no termination occurred and continued vesting of outstanding RSUs for three years post-termination.

For purposes of the KRM Letter Agreement, the term “retirement” means Mr. K.R. Murdoch’s resignation or termination of employment after attainment of age 60 with 10 years of service so long as he is not then employed by another company. A similar definition applies under the LTIP, which defines a “retirement” as the resignation or termination of employment after attainment of age 60 with ten years of service.
With respect to any outstanding equity awards, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.
Robert J. Thomson
Mr. Thomson is party to an amended and restated employment agreement with the Company, dated as of May 9, 2019 (the “Thomson Agreement”). The term of the Thomson Agreement extends through June 30, 2023. Pursuant to the Thomson Agreement, Mr. Thomson will receive a base salary at an annual rate of $3,000,000 and is eligible to receive a performance-based annual bonus with a target of $5,000,000.
Mr. Thomson is also eligible to receive annual grants of long-term performance-based equity awards with a target of $7,000,000, provided that at least $1,000,000 of such target will be solely based on the achievement of relative total stockholder return. If, after the expiration date of the Thomson Agreement, Mr. Thomson is not offered an extension or renewal of the agreement on similar or better terms, he will be eligible to continue to vest in any equity awards granted to him during the term of his employment.
Mr. Thomson is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank.
Pursuant to the Thomson Agreement and his currently outstanding equity award agreements, during any period that Mr. Thomson fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or if Mr. Thomson is terminated by reason of his death, Mr. Thomson (or his surviving spouse or other designee or the legal representative of his estate) is entitled to:
■	continue to receive his full base salary until Mr. Thomson returns to his duties or until one year following his termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■
vesting and payment of his outstanding equity awards as set forth in the applicable equity award agreements, which for PSUs, provide that if termination due to death or qualifying disability occurs beyond the last day of the first fiscal year of the applicable performance period, (i) in the event of death, his estate will receive the cash value of shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company, for all awards with less than one year remaining in the performance period, and based on target level performance otherwise, and (ii) in the event of a qualifying disability, he will receive the cash value of shares of the Company’s Class A Common Stock based on the overall payout

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multiplier for the performance objectives on the applicable vesting date(s), and for RSUs, provide for immediate vesting of all outstanding unvested RSUs in the event of his death and continued vesting of outstanding RSUs for a period of three years in the event of his permanent disability.
The Company may terminate Mr. Thomson’s employment if, as a result of his incapacity and disability due to physical or mental illness, he fails to perform his duties for one year.
If Mr. Thomson’s employment is terminated by the Company for cause, Mr. Thomson will be entitled to receive:
■	his full base salary through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Thomson Agreement, the term “cause” means Mr. Thomson’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out his duties under the Thomson Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Thomson Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty in the performance of his job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.
Under the applicable equity award agreements, in the event of a “retirement” defined as the resignation or termination of employment after attainment of age 60 with ten years of service, Mr. Thomson would be entitled to the cash value of shares of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s) for any outstanding PSUs and continued vesting of outstanding RSUs for three years post-termination.
If Mr. Thomson’s employment is terminated by the Company other than for cause, death or disability, or by Mr. Thomson for good reason, Mr. Thomson will be entitled to receive:
■	his base salary and annual bonus for two years after the date of termination, with the annual bonus based on Mr. Thomson’s then-current annual bonus target;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■	continued vesting of equity awards granted to him prior to the date of termination in the same manner as though he continued to be employed for two years after the date of termination.
For purposes of the Thomson Agreement, the term “good reason” generally means (i) a material breach of the Thomson Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Thomson is required to be based and essentially render services in other than the New York City metropolitan area at the Company’s principal offices in such area or (iii) a material diminution in Mr. Thomson’s job description, title, authority, duties or responsibility.
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Mr. Thomson (or the legal representative of his estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
Susan Panuccio
Ms. Panuccio is party to an amended and restated employment agreement with the Company, dated as of June 18, 2020, which became effective on July 1, 2020 (the “Panuccio Agreement”). The term of the Panuccio Agreement extends through June 30, 2023.
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EXECUTIVE COMPENSATION
Pursuant to the Panuccio Agreement, Ms. Panuccio receives a base salary at an annual rate of not less than $1,400,000, and is also eligible to receive a performance-based annual bonus with a target of not less than $2,000,000 and annual grants of long-term performance-based equity awards with a target of not less than $2,200,000.
Ms. Panuccio is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank.
Pursuant to the Panuccio Agreement and her currently outstanding equity award agreements, if Ms. Panuccio is terminated by reason of her death, her surviving spouse or other designee or the legal representative of her estate is entitled to:
■	continue to receive her full base salary for one year following her termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year; and

■
per the terms of applicable award agreements, immediate vesting of all outstanding unvested RSUs and vesting of outstanding PSUs for which she was employed beyond the last day of the first fiscal year of the applicable performance period based on projected actual performance for any PSUs with less than one year remaining in the performance period and based on target performance for all other such PSUs.

During any period that Ms. Panuccio fails to perform her duties as a result of incapacity and disability due to physical or mental illness, Ms. Panuccio is entitled to continue to receive her full base salary and benefits for up to one year until Ms. Panuccio returns to her duties or her employment is terminated by the
Company pursuant to the Company’s right to terminate Ms. Panuccio’s employment if, as a result of her incapacity and disability due to physical or mental illness, she has been absent from her duties for seven months and is unable to provide the Company with a note from her treating physician that provides for a definite and reasonable return to work date.
If Ms. Panuccio’s employment is terminated by the Company as described in the foregoing sentence, Ms. Panuccio is entitled to:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year; and

■
vesting and payment of her outstanding equity awards as set forth in the applicable equity award agreements, which for PSUs provide that if Ms. Panuccio’s employment is terminated in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period, she will receive shares of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s) and for RSUs provide for continued vesting for a period of three years following such termination.

If Ms. Panuccio’s employment is terminated by the Company for cause or if she resigns other than for good reason, Ms. Panuccio will be entitled to receive:
■	her full base salary and benefits through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Panuccio Agreement, the term “cause” means Ms. Panuccio’s: (i) conviction of, or
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plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out her duties under the Panuccio Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Panuccio Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty in the performance of her job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.
If Ms. Panuccio’s employment is terminated by the Company other than for cause, death or disability, or by Ms. Panuccio for good reason, Ms. Panuccio will be entitled to continue to receive:
■
the greater of (A) her base salary and annual bonus in the same manner as though Ms. Panuccio continued to be employed through June 2023 and (B) her then current base salary and annual bonus for two years following the date of termination, in each case with the annual bonus payment(s) based on the then current annual bonus target;

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year;

■
continued vesting of equity awards granted to her prior to the date of termination in the same manner as though she continued to be employed through the later of June 2023 and one year following the date of termination; and

■	Company-paid premiums under the Consolidated Omnibus Budget
Reconciliation Act of 1985, as amended (“COBRA”), for her and her eligible dependents for up to the successive 18 months following the date of termination.
For purposes of the Panuccio Agreement, the term “good reason” generally means (i) a material breach of the Panuccio Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Ms. Panuccio is required to be based and primarily render services in areas other than within 50 miles of the New York City metropolitan area or (iii) a material diminution in Ms. Panuccio’s duties thereby diminishing her role. If, following the completion of the term, Ms. Panuccio is not offered a new employment agreement on terms at least as favorable as those in the Panuccio Agreement and Ms. Panuccio is subsequently terminated without cause, she will be entitled to the benefits in the foregoing paragraph (using the same base salary and annual bonus target as in effect immediately prior to the expiration of the term of the Panuccio Agreement).
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Ms. Panuccio (or the legal representative of her estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
David B. Pitofsky
Mr. Pitofsky is party to an amended and restated employment agreement with the Company, dated as of June 15, 2021, which became effective on July 1, 2021 (the “Pitofsky Agreement”). Mr. Pitofsky’s prior employment agreement dated as of November 9, 2017 (the “Prior Pitofsky Agreement”) expired on June 30, 2021, but was in effect as of the last day of fiscal 2021. The “Quantification of Termination Payments” table below quantifies payments that Mr. Pitofsky would have been entitled to under the Prior Pitofsky Agreement had his employment been terminated on the last day of fiscal 2021 under the various scenarios presented. We have noted in the description that follows where the separation terms of the Prior Pitofsky Agreement vary materially from the Pitofsky Agreement currently in effect.
The term of the Pitofsky Agreement extends through June 30, 2024. Pursuant to the Pitofsky Agreement, Mr. Pitofsky receives a base salary at an annual rate
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EXECUTIVE COMPENSATION
of not less than $1,200,000, and is also eligible to receive a performance-based annual bonus with a target of not less than $1,200,000 and annual grants of long-term performance-based equity awards with a target of not less than $1,600,000.
Mr. Pitofsky is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank.
Pursuant to the Pitofsky Agreement and his currently outstanding equity award agreements, if Mr. Pitofsky is terminated by reason of his death, his surviving spouse or other designee or the legal representative of his estate is entitled to:
■	continue to receive his full base salary for one year following his termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■
per the terms of applicable award agreements, immediate vesting of all outstanding unvested RSUs and vesting of outstanding PSUs for which he was employed beyond the last day of the first fiscal year of the applicable performance period based on projected actual performance for any PSUs with less than one year remaining in the performance period and based on target performance for all other such PSUs

During any period that Mr. Pitofsky fails to perform his duties as a result of incapacity and disability due to physical or mental illness, Mr. Pitofsky is entitled to continue to receive his full base salary and benefits for up to one year until Mr. Pitofsky returns to his duties or his employment is terminated by the Company pursuant to the Company’s right to terminate Mr. Pitofsky’s employment if, as a result of his incapacity and disability due to physical or mental illness, he has been absent from his duties for seven months and is unable to provide the Company with a note from his treating physician that provides for a definite and reasonable return to work date.
If Mr. Pitofsky’s employment is terminated by the Company as described in the foregoing sentence, Mr. Pitofsky is entitled to:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year (which was not provided for under the Prior Pitofsky Agreement); and

■
vesting and payment of his outstanding equity awards as set forth in the applicable equity award agreements, which for PSUs, provide that if Mr. Pitofsky’s employment is terminated in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period he will receive shares of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s) and for RSUs provide for continued vesting for a period of three years following such termination.

If Mr. Pitofsky’s employment is terminated by the Company for cause or if he resigns other than for good reason, Mr. Pitofsky will be entitled to receive:
■	his full base salary and benefits through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Pitofsky Agreement, the term “cause” means Mr. Pitofsky’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out his
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duties under the Pitofsky Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Pitofsky Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or deceit in the performance of his job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.
If Mr. Pitofsky’s employment is terminated by the Company other than for cause, death or disability, or by Mr. Pitofsky for good reason, Mr. Pitofsky will be entitled to continue to receive:
■
the greater of (A) his base salary and annual bonus in the same manner as though Mr. Pitofsky continued to be employed through June 2024 (or, under the Prior Pitofsky Agreement, June 2021) and (B) his then current base salary and annual bonus for two years following the date of termination, in each case with the annual bonus payment(s) based on the then current annual bonus target;

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year;

■
continued vesting of equity awards granted to him prior to the date of termination in the same manner as though he continued to be employed through the later of June 2024 (or, under the Prior Pitofsky Agreement, June 2021) or one year following the date of termination; and

■	Company-paid premiums under COBRA, for him and his eligible dependents for up to the successive 18 months following the date of termination (or, under the Prior Pitofsky Agreement, through June 2021).
For purposes of the Pitofsky Agreement, the term “good reason” generally means (i) a material breach of the Pitofsky Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Pitofsky is required to be based and primarily render services in areas other than within 50 miles of the New York City metropolitan area or (iii) a material diminution in Mr. Pitofsky’s duties thereby diminishing his role. If, following the completion of the term, Mr. Pitofsky is not offered a new employment agreement on terms at least as favorable as those in the Pitofsky Agreement and Mr. Pitofsky is subsequently terminated without cause, he will be entitled to the benefits in the foregoing paragraph (using the same base salary and annual bonus target as in effect immediately prior to the expiration of the term of the Pitofsky Agreement).
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Mr. Pitofsky (or the legal representative of his estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
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EXECUTIVE COMPENSATION
Quantification of Termination Payments
The following table sets forth quantitative information with respect to potential payments to each NEO or his or her beneficiaries upon termination in various circumstances as described above, assuming termination on the last day of fiscal 2021. The amounts included in the table below do not include amounts otherwise due and owing to each applicable NEO, such as salary and/or annual bonus earned through the date of termination but not yet paid, or payments or benefits generally available to all salaried employees of the Company.
	Type of Termination
Name	Death	Disability	Retirement	By Company for Cause (for Retirement- Eligible NEOs)	By Company without Cause	By Executive with Good Reason	By Executive without Good Reason
K. Rupert Murdoch
Salary	$—	$—	$—	$—	$—	$—	$—
Bonus(a)	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Equity Awards(b)	8,387,285	8,387,285	8,387,285	8,387,285	8,387,285	8,387,285	8,387,285
Continued Benefits	—	—	—	—	—	—	—
	$10,387,285	$10,387,285	$10,387,285	$10,387,285	$10,387,285	$10,387,285	$10,387,285
Robert J. Thomson
Salary	$3,000,000	$3,000,000	$—	$—	$6,000,000	$6,000,000	$—
Bonus	5,000,000	5,000,000	—	—	15,000,000	15,000,000	—
Equity Awards(b)	27,141,342	27,141,342	27,141,342	27,141,342	27,141,342	27,141,342	27,141,342
Continued Benefits	—	—	—	—	—	—	—
	$35,141,342	$35,141,342	$27,141,342	$27,141,342	$48,141,342	$48,141,342	$27,141,342
Susan Panuccio
Salary	$1,400,000	$—	$—	$—	$2,800,000	$2,800,000	$—
Bonus	2,000,000	2,000,000	—	—	6,000,000	6,000,000	—
Equity Awards(c)	7,141,464	7,141,464	—(d)	—	6,768,199	6,768,199	—
Continued Benefits(e)	—	—	—	—	52,497	52,497	—
	$10,541,464	$9,141,464	$—	$—	$15,620,696	$15,620,696	$—
David B. Pitofsky(f)
Salary	$1,100,000	$—	$—	$—	$2,200,000	$2,200,000	$—
Bonus	1,000,000	—	—	—	3,000,000	3,000,000	—
Equity Awards(f)	5,615,187	5,615,187	—(d)	—	2,369,399	2,369,399	—
Continued Benefits	—	—	—	—	—	—	—
	$7,715,187	$5,615,187	$—	$—	$7,569,399	$7,569,399	$—
(a)
Actual payout for all termination events other than upon “Death” or in the event of “Disability” would be based on actual results at the end of the applicable performance period; this table uses the target value as an estimate because actual results cannot yet be determined.

(b)
Reflects the value of the shares of Company’s Class A Common Stock represented by the fiscal 2021-2023 RSUs and the target PSUs granted with respect to the fiscal 2019-2021 and fiscal 2020-2022 performance periods. Actual payout for all termination events would be based on actual results at the end of the applicable performance periods; this table uses the target value as an estimate because actual results cannot yet be determined. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 25, 2021, the last trading day of fiscal 2021, of $25.73.

(c)
For termination upon “Death” or in the event of “Disability,” reflects the value of the shares of Company’s Class A Common Stock represented by the fiscal 2021-2023 RSUs and the target PSUs granted with respect to the fiscal 2019-2021 and fiscal 2020-2022 performance periods. For termination “By Company without Cause” or “By Executive for Good Reason,” reflects the value of the shares of the Company’s Class A Common Stock represented by the fiscal 2021-2023 RSUs vesting in August 2021 and August 2022 and the target PSUs granted with respect to the fiscal 2019-2021 and fiscal 2020-2022 performance periods. Actual payout for all termination

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events would be based on actual results at the end of the applicable performance periods; this table uses the target value as an estimate because actual results cannot yet be determined. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 25, 2021, the last trading day of fiscal 2021, of $25.73.
(d)	As of the last day of fiscal 2021, Ms. Panuccio and Mr. Pitofsky did not satisfy the requirements for a qualifying retirement, as defined in the LTIP.
(e)
Amounts shown reflect the Company’s cost of providing continued health and dental insurance as an estimate for premiums under COBRA to be provided by the Company pursuant to the terms of such NEO’s employment agreement.

(f)
Reflects terms of the Prior Pitofsky Agreement, which was in effect as of the last day of fiscal 2021. The amended and restated employment agreement between Mr. Pitofsky and the Company dated as of June 15, 2021 (or the Pitofsky Agreement), became effective on July 1, 2021. See “—David B. Pitofsky” above for information on where separation terms of the Prior Pitofsky Agreement vary materially from those of the Pitofsky Agreement currently in effect.

(g)
For termination upon “Death” or in the event of “Disability,” reflects the value of the shares of Company’s Class A Common Stock represented by the fiscal 2021-2023 RSUs and the target PSUs granted with respect to the fiscal 2019-2021 and fiscal 2020-2022 performance periods. For termination “By Company without Cause” or “By Executive for Good Reason,” reflects the value of the shares of the Company’s Class A Common Stock represented by the fiscal 2021-2023 RSUs vesting in August 2021 and the target PSUs granted with respect to the fiscal 2019-2021 performance period. Actual payout for all termination events would be based on actual results at the end of the applicable performance periods; this table uses the target value as an estimate because actual results cannot yet be determined. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 25, 2021, the last trading day of fiscal 2021, of $25.73.

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PAY RATIO
In accordance with SEC rules, the Company is providing information about the ratio of the annual total compensation of the CEO to the annual total compensation of the Company’s median compensated employee.
Annual total compensation for fiscal 2021 for both the median compensated employee and the CEO were calculated based on rules governing calculation of total compensation reported in the “Summary Compensation Table” for fiscal 2021.
■	Annual total compensation of the median compensated employee, other than the CEO, for fiscal 2021: $68,984
■	Annual total compensation of the CEO for fiscal 2021: $23,024,845
■	Ratio of the annual total compensation of the CEO to the annual total compensation of the median compensated employee: 334 to 1
The Company used April 15, 2021 as the date to determine our median compensated employee. On that date, the Company had a total of approximately 23,000 employees worldwide as reported on our payroll records, which included all international employees (including in North America, Australia,
Europe, Asia and South America). To identify the median compensated employee, the Company reviewed base pay, overtime and incentive earnings of employees on our payrolls as of April 15, 2021, excluding the CEO. For part-time employees, base pay reflected the employee’s standard hours worked. Amounts denominated in non-U.S. currencies were converted to U.S. dollars using exchange rates as of April 15, 2021.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio disclosed by other companies, including our peer companies, may not be comparable to the pay ratio disclosed above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of the end of fiscal 2021 with respect to the Company’s outstanding stock options and shares of common stock reserved for future issuance under the LTIP.
All shares reflected in the table are shares of the Company’s non-voting Class A Common Stock.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	7,021,703(a)	$—	26,572,755
Equity compensation plans not approved by security holders(b)	82,232(c)	$8.10(d)	—
Total	7,103,935	$8.10	26,572,755
(a)	Represents shares of Class A Common Stock issuable upon the vesting of RSUs and PSUs granted pursuant to the LTIP. Reflects target PSUs where the applicable performance period is not yet complete.
(b)
Represents the Move, Inc. 2011 Incentive Plan, as amended (the “Move Plan”). The Move Plan, and certain outstanding and unexercised stock options issued to employees pursuant thereto, was assumed by the Company in connection with the Company’s acquisition of Move, Inc. in November 2014. The Compensation Committee, which is the administrator of the Move Plan, or its delegate determines all matters relating to the stock options granted under the Move Plan. No additional awards may be granted under the Move Plan and no additional shares are available for issuance.

(c)	Represents shares of Class A Common Stock issuable upon the exercise of stock options assumed under the Move Plan.
(d)	The outstanding stock options have a weighted-average remaining term of approximately 2.00 years.
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SECURITY OWNERSHIP OF NEWS CORPORATION
The following table sets forth the beneficial ownership of Class A Common Stock and Class B Common Stock as of September 24, 2021 (unless otherwise specified) for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each Director and Director nominee; (iii) each NEO (as identified under “Compensation Discussion and Analysis”) of the Company; and (iv) all current Directors and executive officers of the Company as a group. For more information regarding unvested equity ownership of our Non-Executive Directors, as to which no voting or investment power exists, please see the table under “Director Compensation—Stock Ownership Guidelines for Non-Executive Directors” on page 24.
	Common Stock Beneficially Owned(a)
	Number of Shares Beneficially Owned		Percent of Class(c)
Name(b)	Non-Voting Class A Common Stock	Voting Class B Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock
Murdoch Family Trust(d) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	14,250	76,655,870	*	38.4%
Independent Franchise Partners, LLP(e) Level 1, 10 Portman Square London W1H 6AZ United Kingdom	30,393,827	12,481,761	7.7%	6.3%
K. Rupert Murdoch(f)	3,196,608	77,665,316	*	38.9%
Lachlan K. Murdoch	114	1,464	*	*
Robert J. Thomson	0	2,000	0	*
Kelly Ayotte	0	0	0	0
José María Aznar	1,087	0	*	0
Natalie Bancroft	0	2,125	0	*
Peter L. Barnes	1,989	0	*	0
Susan Panuccio	119,419	0	*	0
Ana Paula Pessoa	0	0	0	0
David B. Pitofsky	80,477	0	*	0
Masroor Siddiqui	0	0	0	0
All current Directors and executive officers as a group (11 members)	3,399,694	77,670,905	*	38.9%
*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on September 24, 2021.
(a)
Beneficial ownership of Class A Common Stock and Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise specified, beneficial ownership of the Class A Common Stock represents sole investment power and ownership of the Class B Common Stock represents both sole voting and sole investment power.

(b)	The address for all Directors and executive officers is c/o News Corporation, 1211 Avenue of the Americas, New York, New York 10036.
(c)	Applicable percentage of ownership is based on 393,025,796 shares of Class A Common Stock and 199,630,240 shares of Class B Common Stock outstanding as of September 24, 2021 together with the
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exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of September 24, 2021 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(d)
Beneficial ownership of 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock is as of July 2, 2013 as reported on Form 3 filed with the SEC on July 2, 2013 and the Schedule 13G/A filed with the SEC on February 13, 2015. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the sole trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of all of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of all of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares.

(e)
Beneficial ownership of Class A Common Stock and Class B Common Stock is as of December 31, 2020, as reported on the Schedule 13G/A and Schedule 13G, respectively, both filed with the SEC by the reporting person on February 12, 2021. The reporting person reported that, as of December 31, 2020, it had sole dispositive power for all of the reported shares, sole voting power for 26,376,685 shares of Class A Common Stock and 11,228,095 shares of Class B Common Stock and shared voting power for 425,481 shares of Class A Common Stock and 122,506 shares of Class B Common Stock.

(f)
Beneficial ownership of 3,196,608 shares of Class A Common Stock and 77,665,316 shares of Class B Common Stock includes 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership also includes 1,000,000 shares of Class A Common Stock and 1,009,446 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership also includes 2,182,358 shares of Class A Common Stock held by GRCLT LLC, which is administered by independent managers for the benefit of certain of Mr. K.R. Murdoch’s children. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares.

  2021 Proxy Statement | 67

PROPOSAL NO. 4:
STOCKHOLDER PROPOSAL
Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, who is the beneficial owner of no less than 500 shares of Class B Common Stock as of the date of submission, has given notice that his designee intends to present for action at the Annual Meeting the resolution set forth below. In accordance with SEC rules, we have set forth below the proposal and supporting statement. The stockholder proposal is required to be voted on at our Annual Meeting only if properly presented. The Company is not responsible for any inaccuracies that the proposal or supporting statement may contain.
Proposal 4 – Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs and FirstEnergy. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. The proponents of these proposals included Ray T. Chevedden and William Steiner. This proposal topic also received overwhelming 99%-support at the 2019 Fortive annual meeting and 93%-support at the 2020 Centene Corporation annual meeting.

Currently a 1%-minority can frustrate the will of our 64%-shareholder majority in an election with 65% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governance of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply ignore an overwhelming 64%-vote of shareholders.

Adoption of this proposal will make News Corp more competitive in its corporate governance. The timing is right because each News Corp director received negative votes of between 12% and 22% in 2020 in spite of overwhelming support from the insider shares which make up 40% of stock holdings. Directors at well-managed companies with minimal insider shares routinely receive 5% in negative votes.

Please vote yes: Simple Majority Vote – Proposal 4

AGAINST ×	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.
68 |   2021 Proxy Statement

PROPOSAL NO. 4: STOCKHOLDER PROPOSAL
The Board’s Statement Recommending a Vote AGAINST Proposal No. 4
The Board has carefully considered this stockholder proposal and concluded its adoption is not in the best interests of the Company’s stockholders.
A simple majority is already our default voting standard.
A simple majority of votes cast is already the voting standard for most matters submitted to a vote of the Company’s stockholders, including the election of Directors in uncontested elections. A majority vote of the outstanding shares entitled to vote is required for the removal of Directors (as required by applicable law) or the increase or decrease in the number of authorized shares of Company stock. A supermajority voting standard (requiring the approval of 65% of stockholders entitled to vote) is required under our governance documents only for certain amendments to our certificate of incorporation (including to provisions relating to the Company’s ability to take certain actions when ownership or proposed ownership of shares of the Company’s capital stock could result in a violation of legal requirements applicable to the Company, procedures for the election and removal of Directors and liability of Directors) and for amendments to our by-laws.
The limited provisions requiring a supermajority voting standard are designed to protect stockholders.
The Board believes that retaining a supermajority voting standard in these limited circumstances is necessary to protect the interests of all stockholders. A majority of Russell 3000 companies have adopted these provisions to preserve and maximize long-term value for all stockholders. The Board believes that higher voting requirements provide a greater voice on corporate structure and governance matters to a broader mix of stockholders by granting a minority group of stockholders the ability to defeat a proposed fundamental change.
The Company has a significant stockholder that may be deemed to beneficially own 38.9% of the Company’s Class B Common Stock. The Board believes that eliminating all supermajority voting standards could allow the significant stockholder to have greater influence on the Company’s corporate structure and governance matters.
The Board believes that retaining a supermajority voting standard in the limited circumstances described above is appropriate and necessary because certain fundamental matters should require the support of a stronger consensus of the Company’s stockholders.
The stockholder proposal is unnecessary in light of our strong and effective corporate governance framework.
The Board believes that the Company’s sound corporate governance policies and practices promote Board accountability and reinforce the Company’s strong commitment to the creation of long-term sustainable value.
■
All Directors are elected annually using a majority voting standard for the election of Directors in uncontested elections; any Director who does not receive the required majority vote must submit his or her resignation to the Board for its consideration.

■	The Company’s key standing committees (Audit, Compensation and Nominating and Corporate Governance) are comprised entirely of independent Directors.
■	The Board has an independent Lead Director with robust responsibilities.
■	Executive sessions of independent Directors are held at every regular Board meeting.
■	The Company has an active stockholder engagement program with unaffiliated stockholders of the Company’s Class A and Class B Common Stock.
Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance changes. For the reasons discussed above, the Board does not believe adoption of the stockholder proposal is in the best interests of the Company’s stockholders.
  2021 Proxy Statement  | 69

INFORMATION ABOUT THE ANNUAL MEETING
2021 Proxy Materials
Why am I receiving these materials?
In accordance with the rules of the SEC, the Company is providing holders of Class B Common Stock with printed copies of the Company’s proxy statement, annual report and other materials relating to the Annual Meeting (the “proxy materials”). Holders of Class A Common Stock and CDIs will be provided with a Notice of Internet Availability informing such holders that the proxy materials are available on the Internet and how to access the proxy materials. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the proxy materials, as well as how to submit your proxy, if applicable, over the Internet. The proxy materials are available at www.proxyvote.com.
How may I request a printed copy of the proxy materials?
If you hold common stock and did not receive a printed copy of the proxy materials, you may request a printed copy of the proxy materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.
If you hold CDIs, you may request a printed copy of the proxy materials by any of the following methods: via Internet at www.investorvote.com.au; or by telephone at 1300-721-559 (within Australia) or
+61-3-9946-4461 (outside of Australia).
Will I get more than one copy of the proxy materials or Notice of Internet Availability if multiple stockholders share my address?
Only one copy of the proxy materials or Notice of Internet Availability, as applicable, is being delivered to multiple holders of common stock sharing an address unless one or more of the stockholders at that address have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy materials or Notice of
Internet Availability, as applicable, to any stockholder residing at a shared address to which only one copy was delivered. Requests for additional copies of these materials for the current year or future years should be made via Internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by sending an email to sendmaterial@proxyvote.com. Stockholders that reside at the same address and currently receive multiple copies of the materials may request in the same manner that only a single copy be delivered in the future.
Where can I find the Company’s Annual Report on Form 10-K?
The Company filed its Annual Report on Form 10-K for fiscal 2021 with the SEC on August 10, 2021. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website at www.newscorp.com under “Investor Relations—SEC Filings” and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at News Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 416-3048 or by email at investor@newscorp.com.
How can I elect to receive future proxy materials electronically?
Stockholders can elect to receive future News Corporation proxy materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents as it helps lower the Company’s printing and postage costs and reduce the amount of paper mailed to your home. You may opt into the electronic delivery program at www.newscorp.com under “Investor Relations—Electronic Delivery.” You may resume receiving copies of these documents by mail at any time by canceling your participation in the electronic delivery program through the same link.
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INFORMATION ABOUT THE ANNUAL MEETING
Voting Instructions and Information
Who is entitled to vote on the Annual Meeting matters?
The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 199,630,240 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting and 393,037,782 shares of non-voting Class A Common Stock outstanding.
The Company’s shares are also traded on the ASX in the form of CHESS Depositary Interests, or CDIs. CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, as applicable, at the rate of one CDI per one such share of Common Stock. Holders of CDIs exchangeable for Class B Common Stock have a right to direct CHESS Depositary Nominees Pty Ltd, the issuer of the CDIs, on how it should vote with respect to the proposals described in this proxy statement.
Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock or Class B CDIs.
What is the difference between a stockholder of record and a stockholder who holds in street name?
If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and the proxy materials are being sent directly to you from the Company.
If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and the proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock.
When is the Record Date?
The Board has fixed the close of business on October 11, 2021 as the Record Date for determining which of the Company’s eligible stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy.
How do I inspect the list of stockholders of record?
A list of the stockholders of record entitled to vote at the Annual Meeting will be available electronically to stockholders at the Annual Meeting website at www.virtualshareholdermeeting.com/NWS2021 during the entirety of the Annual Meeting. Stockholders wishing to inspect the list at the Company’s principal executive offices during the 10 days preceding the Annual Meeting should contact the Corporate Secretary at 2021AnnualMeeting@newscorp.com.
What does it mean to give a proxy?
The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each properly executed and timely received proxy in accordance with the stockholder’s instructions, or, if no instructions are specified, the shares represented by the proxy will be voted “FOR” each of the nominees listed in Proposal No. 1, “FOR” Proposals Nos. 2 and 3 and “AGAINST” Proposal No. 4, in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote on that matter in their discretion.
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INFORMATION ABOUT THE ANNUAL MEETING
Please cast your vote as soon as possible, and in any event by the deadlines noted below, by:
visiting www.proxyvote.com (common stock) or www.investorvote.com.au (CDIs)	mailing your signed proxy card or voting instruction form	calling 1-800-690-6903 toll-free from the United States, U.S. territories and Canada (common stock only)
How do I vote in advance of the Annual Meeting?
If you hold Class B Common Stock, Internet and telephone proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Standard Time) on November 16, 2021. You may submit a proxy for your shares by Internet at www.proxyvote.com. If you are located in the United States, U.S. territories or Canada, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Both the Internet and telephone systems have easy-to-follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by Internet or telephone, you should have in hand the proxy card or voting instruction form. If you submit a proxy for your shares by Internet or telephone, you do not need to return your proxy card to the Company. If you wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction form included in your proxy materials and return it in the envelope provided so that it is received by 11:59 p.m. (Eastern Standard Time) on November 16, 2021. If you hold your shares of Class B Common Stock in street name, the availability of Internet and telephone voting may depend on the voting procedures of the organization that holds your shares.
If you hold Class B CDIs, Internet proxy submission is available 24 hours a day through 5:00 p.m. (Australian Eastern Daylight Time) on November 12, 2021. You may submit a proxy for your CDIs by Internet at www.investorvote.com.au. The Internet system has easy-to-follow instructions on how you may submit a proxy for your CDIs and allows you to confirm that the system has properly recorded your proxy. If you submit a proxy for your CDIs by Internet, you should have in hand when you submit your proxy the Notice of Internet Availability or the voting instruction form (for those CDI holders who have received a hard copy of the voting instruction form). If you submit a proxy for your CDIs by Internet, you do not need to return your voting instruction form to the Company. If you have received, by request, a hard copy of the voting instruction form, and wish to submit your proxy by mail, you should complete and return the voting instruction form to the Australian share registrar so that it is received by 5:00 p.m. (Australian Eastern Daylight Time) on November 12, 2021.
Can I vote electronically during the Annual Meeting?
While the Company encourages stockholders to vote in advance by proxy, holders of Class B Common Stock also have the option of electronically voting their shares of Class B Common Stock during the Annual Meeting. This year, the Annual Meeting will be conducted exclusively virtually via live webcast, as further described below under “—Participating in the Annual Meeting.” All of the Company’s stockholders and all holders of CDIs exchangeable for shares of common stock are invited to attend and ask questions at the Annual Meeting, subject to compliance with the procedures further described below under “—Participating in the Annual Meeting,” but only holders of Class B Common Stock may vote electronically during the Annual Meeting.
If you are a record or beneficial holder of Class B Common Stock that intends to vote at the Annual Meeting, you must have your unique control number, which appears on the proxy card or the instructions that accompanied the proxy materials, ready when accessing the Annual Meeting. If you beneficially own shares of Class B Common Stock and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number.
Holders of Class B CDIs may attend and participate in the Annual Meeting and vote in advance via Internet or mail, but may not vote electronically during the Annual Meeting.
How can I revoke my proxy or change my vote?
If you are a holder of Class B Common Stock, you may change your vote or revoke your proxy at any time prior to 11:59 p.m. (Eastern Standard Time) on November 16, 2021 by submitting a later-dated proxy
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INFORMATION ABOUT THE ANNUAL MEETING
card or voting instruction form that is received by such deadline or submitting a subsequent proxy by Internet or telephone. You may also change your vote or revoke your proxy by voting electronically during the Annual Meeting (your attendance at the Annual Meeting will not by itself revoke your proxy).
If you are a holder of Class B CDIs, you may change or revoke your proxy at any time prior to 5:00 p.m. (Australian Eastern Daylight Time) on November 12, 2021 by submitting a later-dated voting instruction form that is received by such deadline or submitting a subsequent proxy by Internet.
How many shares must be represented online or by proxy to hold the Annual Meeting?
In order for the Company to conduct the Annual Meeting, the holders of a majority in voting power of all of the outstanding shares of the stock entitled to vote as of the Record Date (a “quorum”) must be present online or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) will be counted for purposes of establishing a quorum at the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote your shares or CDIs by telephone or Internet in advance to ensure that they will be represented at the Annual Meeting and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.
What votes are required to approve each of the proposals?
Proposal	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes(a)
Election of Directors	FOR each nominee	Majority of votes cast	None	None
Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes cast	None	No Broker Non-Votes (Routine Matter)
Advisory Vote to Approve Executive Compensation	FOR	Majority of votes cast	None	None
Stockholder Proposal	AGAINST	Majority of votes cast	None	None
(a)	See “—What is a broker non-vote?” below for details.
What is a broker non-vote?
A “broker non-vote” occurs when you do not give instructions to your broker, bank or nominee of shares you beneficially own in “street name” on how to vote your shares of Class B Common Stock or CDIs. In these circumstances, if you do not provide voting instructions, the broker, bank or nominee may nevertheless vote your shares on your behalf with respect to the ratification of the selection of E&Y as the Company’s independent registered public accounting firm (because that is considered to be a “routine” proposal), but cannot vote your shares on any other matters being considered at the Annual Meeting (because they are considered to be “non-routine” proposals).
Who will tabulate the vote?
A representative of American Election Services, LLC has been appointed to act as an independent Inspector of Elections for the Annual Meeting and will tabulate the votes.
How are proxies solicited, and who bears the cost of this solicitation?
This proxy statement is furnished in connection with the solicitation by the Board of proxies for use at Annual Meeting and at any adjournment or postponement thereof. The expense of soliciting proxies will be borne by the Company. We have engaged Morrow Sodali LLC to solicit proxies for an estimated fee of $15,000, plus expenses, and Morrow Sodali Pty Limited to solicit proxies for an estimated fee of $15,750 Australian dollars, plus expenses.
Proxies will be solicited principally through the use of the mail or electronically, but Directors, officers and employees of the Company may also solicit proxies in person, electronically, by telephone or by mail, without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.
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INFORMATION ABOUT THE ANNUAL MEETING
Participating in the Annual Meeting
Where and when is the Annual Meeting?
This year, the Annual Meeting will be held exclusively virtually via live webcast at www.virtualshareholdermeeting.com/NWS2021. The Annual Meeting will be held on November 17, 2021 at 3:00 p.m. (Eastern Standard Time). There will be no physical meeting, and you will not be able to attend the Annual Meeting in person.
To participate in the virtual Annual Meeting, please visit the Annual Meeting Website and enter your unique control number. For more information, see “—How can I obtain my control number?” below. You may log into the meeting platform beginning at 2:45 p.m. (Eastern Standard Time) on November 17, 2021. The meeting will begin promptly at 3:00 p.m. (Eastern Standard Time) on November 17, 2021.
All stockholders and CDI holders who log in using their unique control numbers will have the opportunity to virtually attend and ask questions during the Annual Meeting as further detailed below under “—Can I ask questions during the Annual Meeting?”. Holders of Class B Common Stock will also have the opportunity to electronically vote their shares during the Annual Meeting as further detailed above under “Voting Instructions and Information—Can I vote electronically during the Annual Meeting?”.
How can I obtain my control number?
If you are a record or beneficial holder of the Company’s Class B or Class A Common Stock, your unique control number will appear on the proxy card, the Notice of Internet Availability or the instructions that accompanied the proxy materials, as applicable. If you are a beneficial holder of common stock and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number.
If you are a holder of the Company’s Class B or Class A CDIs, you must contact the Corporate Secretary at 2021AnnualMeeting@newscorp.com no later than 5:00 p.m. (Eastern Standard Time) on November 12, 2021 in order to obtain a unique control number to participate in the Annual Meeting. If you are not a record holder of CDIs, you will need to provide to the Corporate Secretary evidence of CDI ownership as of the Record Date, such as an account statement, letter from the stockholder of record (i.e., your broker, bank or other nominee) or a copy of your voting instruction form.
What if I don’t have my control number?
You will be able to log in as a guest. To view the meeting webcast visit the Annual Meeting website at www.virtualshareholdermeeting.com/NWS2021 and register as a guest. If you log in as a guest, you will not be able to vote your shares (in the case of holders of Class B Common Stock) or ask questions during the Annual Meeting.
Can I ask questions during the Annual Meeting?
As in prior years, the Annual Meeting will include a live webcast Q&A session, during which we intend to answer all questions submitted by holders of Class B or Class A Common Stock or CDIs in accordance with the guidelines herein and the Rules and Procedures for Conduct (available on the Annual Meeting website), as time permits. Stockholders and CDI holders may submit questions prior to the Annual Meeting at www.proxyvote.com or in real time during the Annual Meeting through www.virtualshareholdermeeting.com/NWS2021.
Please note that stockholders and CDI holders will need their unique control numbers in order to ask questions in advance of or live during the Annual Meeting. For more information, see “—How can I obtain my control number?” above.
Consistent with our prior in-person annual meetings, stockholder and CDI holder questions submitted in accordance with the Rules and Procedures for Conduct will be generally addressed in the order received. Answers to any such questions that are not addressed during the Annual Meeting will be published following the meeting in the “Investor Relations” section of the Company’s website at www.newscorp.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
Each stockholder or CDI holder (or proxyholder/qualified representative) is limited to a total of no more than two questions and/or comments that must be related to the business of the Annual Meeting, the business of the Company or the conduct of its operations. Each question or comment should cover only one topic and be as succinct as possible.
The views and questions or comments of all stockholders and CDI holders are welcome. However,
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INFORMATION ABOUT THE ANNUAL MEETING
the purpose of the Annual Meeting must be observed and we will not address questions that are irrelevant to the business of the Company or the conduct of its operations, related to pending or threatened litigation, derogatory or not otherwise in good taste, related to personal grievances or otherwise inappropriate (as determined by the Chairman of the meeting or the General Counsel).
If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at www.newscorp.com.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website log-in page beginning at 2:45 p.m. (Eastern Standard Time) on November 17, 2021.
If I can’t participate in the live Annual Meeting webcast, can I vote in advance or listen to the Annual Meeting later?
You may vote your shares before the Annual Meeting by following the instructions detailed above under “—Voting Instructions and Information—How do I vote in advance of the Annual Meeting?” You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting.
An audio replay of the Annual Meeting, including the questions answered during the Annual Meeting, will be available on the “Investor Relations” section of Company’s website at www.newscorp.com following the Annual Meeting.
2022 Annual Meeting of Stockholders
If you wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at our principal executive offices at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than June 27, 2022 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2022 proxy statement and proxy.
Additionally, notice of stockholder proposals and nominations made outside the processes of
Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company at our principal executive offices, in accordance with the requirements of the Company’s Amended and Restated By-laws (the “By-laws”), not earlier than the close of business on July 20, 2022 and not later than the close of business on August 19, 2022; provided, however, that in the event that the 2022 annual meeting of stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2021 Annual Meeting, notice of stockholder proposals and nominations, in order to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2022 annual meeting of stockholders and not later than the close of business on the later of the
90th day prior to the date of the 2022 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations. The chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the By-laws. If a stockholder fails to meet these deadlines and otherwise satisfy the applicable requirements, the persons named as proxies will be allowed to use their discretionary voting authority if and when the matter is raised at the meeting.
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INFORMATION ABOUT THE ANNUAL MEETING
Other Matters
At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.
By Order of the Board of Directors,

David B. Pitofsky

General Counsel
New York, NY
October 25, 2021
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News Corp

1211 AVENUE OF THE AMERICAS
NEW YORK, NY 10036

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on November 16, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NWS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time on November 16, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D61691-P60987

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWS CORPORATION

Company Proposals

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1:

1. Election of 9 Directors	For	Against	Abstain
1a. K. Rupert Murdoch	☐	☐	☐
1b. Lachlan K. Murdoch	☐	☐	☐
1c. Robert J. Thomson	☐	☐	☐
1d. Kelly Ayotte	☐	☐	☐
1e. José María Aznar	☐	☐	☐
1f. Natalie Bancroft	☐	☐	☐
1g. Peter L. Barnes	☐	☐	☐
1h. Ana Paula Pessoa	☐	☐	☐
1i. Masroor Siddiqui	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:

The Board of Directors recommends you vote FOR Proposal 3:

	For	Against	Abstain
3. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

Stockholder Proposal

The Board of Directors recommends you vote AGAINST Proposal 4:

	For	Against	Abstain
4. Stockholder Proposal regarding Simple Majority Vote, if properly presented.	☐	☐	☐

NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D61692-P60987

NEWS CORPORATION
Annual Meeting of Stockholders
November 17, 2021
3:00 p.m. Eastern Standard Time

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEWS CORPORATION

The undersigned, a stockholder of News Corporation, a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company's Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch and Robert J. Thomson and Ms. Susan Panuccio and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 17, 2021 at 3:00 p.m. Eastern Standard Time virtually at www.virtualshareholdermeeting.com/NWS2021, or at any adjournment or postponement thereof, upon the matters set forth in the accompanying Proxy Statement and any other matter that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER, AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.** IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED AS PROXIES MAY VOTE FOR THE ELECTION OF SUCH OTHER PERSON(S) AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be signed on the other side)